SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]	Preliminary Proxy Statement	[ ]	Soliciting Material Under Rule 14a-12
[ ]	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials

WESTAMERICA BANCORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials:
[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	1)	Amount previously paid:

	2)	Form, Schedule or Registration Statement No.:

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	4)	Date Filed:

1108 Fifth Avenue

San Rafael, California 94901

March 12, 2012

To Our Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of Westamerica Bancorporation. It will be held at 11:00 a.m. Pacific Time on Thursday, April 26, 2012, at the Fairfield Center for Creative Arts, 1035 West Texas Street, Fairfield, California as stated in the formal notice accompanying this letter. We hope you will plan to attend.

     At the Annual Meeting, the shareholders will be asked to (i) elect nine Directors; (ii) approve a non-binding advisory vote on compensation of our named executive officers; (iii) approve the 2012 Amended and Restated Stock Option Plan of 1995; (iv) ratify the selection of independent auditors; and (v) conduct other business that properly comes before the Annual Meeting.

     In order to ensure your shares are voted at the Annual Meeting, you can vote through the internet, by telephone or by mail. Instructions regarding internet and telephone voting are included on the Proxy Card. If you elect to vote by mail, please sign, date and return the Proxy Card in the accompanying postage-paid envelope. The Proxy Statement explains more about voting in the section entitled “Voting Information – How You Can Vote.” If you attend the Annual Meeting, you may vote in person even though you previously voted your proxy.

     We look forward to seeing you at the Annual Meeting on Thursday, April 26, 2012, at the Fairfield Center for Creative Arts.

Sincerely,

David L. Payne
Chairman of the Board, President
and Chief Executive Officer

WESTAMERICA BANCORPORATION
1108 Fifth Avenue
San Rafael, California 94901

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date and Time

Thursday, April 26, 2012, at 11:00 a.m. Pacific Time

Place

Fairfield Center for Creative Arts, 1035 West Texas Street, Fairfield, California

Items of Business

1. To elect nine Directors to serve until the 2013 Annual Meeting of Shareholders;
2. To approve a non-binding advisory vote on the compensation of our named executive officers;
3. To approve the 2012 Amended and Restated Stock Option Plan of 1995,
4. To ratify selection of independent auditors; and
5. To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements.

Who Can Vote?

Shareholders of Record at the close of business on February 27, 2012 are entitled to notice of, and to vote at the Annual Meeting or any postponement or adjournment thereof.

Admission to the Meeting

No ticket will be necessary for admission to the Annual Meeting. However, to facilitate the admission process, Shareholders of Record (registered holder) planning to attend the meeting should check the appropriate box on the Proxy Card. Your name will be added to a list of attendees. If you hold shares through an intermediary, such as a bank or broker (beneficial owner), you will need to register at the desk in the lobby. Please bring the following as evidence of ownership: 1) a Legal Proxy, which you can obtain from your bank or broker or other intermediary, or your shareholder statement dated on or after February 27, 2012, the Annual Meeting Record Date; and 2) photo identification.

Annual Report

Westamerica Bancorporation’s Annual Report on Form 10-K (“Annual Report”) to shareholders for the fiscal year ended December 31, 2011 is enclosed and is also available for viewing on the Corporation’s website at https://www.westamerica.com/ under “Shareholders.” The Annual Report contains financial and other information about the activities of Westamerica Bancorporation, but does not constitute a part of the proxy soliciting materials.

BY ORDER OF THE BOARD OF DIRECTORS

Kris Irvine
Dated: March 12, 2012	VP/Corporate Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING BEING HELD ON THURSDAY, APRIL 26, 2012. THE PROXY STATEMENT AND ANNUAL REPORT ON FORM 10-K TO SHAREHOLDERS ARE AVAILABLE AT: WWW.WESTAMERICA.COM

YOUR VOTE IS IMPORTANT
YOU ARE URGED TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN YOUR PROXY, OR VOTE BY TELEPHONE OR THE INTERNET USING THE PROCEDURES DESCRIBED IN THE PROXY STATEMENT, SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES.

TABLE OF CONTENTS

General
Voting Information	1
Additional Information	3
Stock Ownership	4
Section 16(a) Beneficial Ownership Reporting Compliance	6
Board of Directors
Proposal 1: Election of Directors	6
Nominees	6
Name of Nominees, Principal Occupations, and Qualifications	6
Board of Directors and Committees	9
Director Compensation	13
Director Compensation Table at Fiscal Year 2011	13
Executive Compensation
Compensation Discussion and Analysis	13
Board Compensation Committee Report	23
Compensation Committee Interlocks and Insider Participation	24
Summary Compensation	24
Summary Compensation Table for Fiscal Year 2011	24
Grants of Plan-Based Awards Table for Fiscal Year 2011	25
Outstanding Equity Awards Table at Fiscal Year-End 2011	26
Option Exercises and Stock Vested Table for Fiscal Year 2011	27
Pension Benefits for 2011	27
Nonqualified Deferred Compensation Table for Fiscal Year 2011	28
Potential Payments Upon Termination or Change in Control	28
Certain Relationships and Related Party Transactions	29
Proposal 2: Approve a Non-Binding Advisory Vote on the Compensation of
Our Named Executive Officers	30
Proposal 3: Approve the 2012 Amended and Restated Stock Option Plan of 1995	31
Equity Compensation Plan Information	36
Proposal 4: Ratify Selection of Independent Auditor	36
Audit Committee Report	38
Shareholder Proposal Guidelines	38
Shareholder Communication to Board of Directors	39
Other Matters	39
Exhibit A	A-1

WESTAMERICA BANCORPORATION
1108 Fifth Avenue
San Rafael, California 94901
___________

PROXY STATEMENT

March 12, 2012
___________

GENERAL

The Westamerica Board of Directors is soliciting proxies to be used at the 2012 Annual Meeting of Shareholders of Westamerica Bancorporation, which will be held at 11:00 a.m. Pacific Time, Thursday, April 26, 2012, or at any adjournment or postponement of the Annual Meeting. Proxies are solicited to give all Shareholders of Record (“Record Holder”) an opportunity to vote on matters to be presented at the Annual Meeting. In the following pages of this Proxy Statement, you will find information on matters to be voted on at the Annual Meeting.

Voting Information

Proxy Statement Availability: This year Westamerica has elected to take advantage of the Securities and Exchange Commission’s (the “SEC”) rule that allows us to furnish proxy materials to you online. We believe electronic delivery will expedite shareholders’ receipt of materials, while lowering costs and reducing the environmental impact of our annual meeting by reducing printing and mailing of full sets of materials. On March 12, 2012, we mailed to our shareholders a Notice (the “Notice of Internet Availability of Proxy Materials” or “Notice”) containing instructions on how to access our proxy statement and annual report online. If you received a Notice by mail, you will not receive a printed copy of the materials, unless you specifically request one. The Notice contains instructions on how to receive a paper copy of the materials.

Who Can Vote. You are entitled to vote if you were a “Record Holder” of Westamerica common stock as of the close of business on February 27, 2012. Your shares can be voted at the Meeting only if you are present or represented by a valid proxy. If your shares of common stock are held by a bank, broker or other nominee in “street name,” you are a “beneficial owner” and will receive voting instructions from the bank, broker or other nominee (including instructions, if any, on how to vote). You must follow these instructions in order to have your shares voted.

Voting in Person at the Meeting. To be able to vote in person at the Annual Meeting, Record Holders must provide photo identification, while beneficial owners must obtain and bring to the Annual Meeting a legal proxy from the institution that holds your shares, indicating that you were the beneficial owner of the shares on February 27, 2012, the Record Date for voting.

Proxy Card. The Board has designated Arthur C. Latno, Jr., Ronald A. Nelson and Edward B. Sylvester to serve as Proxies for the Annual Meeting. As Proxies, they will vote the shares represented by proxies at the Annual Meeting. If you sign, date and return your Proxy Card but do not specify how to vote your shares, the Proxies will vote FOR the election of all of the Director nominees, FOR approval of the advisory vote on the compensation of our named executive officers, FOR approval of the 2012 Amended and Restated Stock Option Plan of 1995, and FOR ratifying the selection of independent auditors. The Proxies will also have discretionary authority to vote in accordance with their judgment on any other matter that may properly come before the Meeting that we did not have notice of by January 27, 2012.

Quorum and Shares Outstanding. A quorum, which is a majority of the total shares outstanding as of the Record Date, must be present to hold the Meeting. A quorum is calculated based on the number of shares represented by shareholders attending in person or by proxy. On February 27, 2012, 28,093,899 shares of Westamerica common stock were outstanding. We also count broker non-votes, which we describe below, as shares present or represented at the Meeting for the purpose of determining whether a quorum exists.

Required Votes for Proposal 1 – Election of Director Nominees. Each share is entitled to one vote, except in the election of Directors where a shareholder may cumulate votes as to candidates nominated prior to voting, but only when a shareholder gives notice of intent to cumulate votes prior to the voting at the Meeting. If any shareholder gives such notice, all shareholders may cumulate their votes for nominees. Under cumulative voting, each share carries as many votes as the number of Directors to be elected, and the shareholder may cast all of such votes for a single nominee or distribute them in any manner among as many nominees as desired. This Proxy Statement solicits the discretionary authority to cumulate votes and allocate them in the Proxy Holders’ discretion if any shareholder requests cumulative voting. In the election of Directors, the nine nominees receiving the highest number of votes will be elected. If your proxy is marked “Withhold” with regard to the election of any nominee, your shares will be counted toward a quorum and for other nominees but they will not be voted for or against the election of that nominee.

Required Votes for Proposal 2 – Approve a Non-Binding Advisory Vote on the Compensation of Our Named Executive Officers. The executive compensation of the named executive officers will be approved if the number of shares voted in favor of the proposal is equal to at least a majority of the shares represented and voting at the Meeting, in person or by proxy, and also a majority of the required quorum. Because your vote is advisory, it will not be binding on the Board or the Corporation. However, the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation. Abstentions and broker non-votes will have the same effect as an against vote if votes in favor are less than a majority of the required quorum.

Required Votes for Proposal 3 – Approve the 2012 Amended and Restated Stock Option Plan of 1995. If a quorum exists, Proposal 3 must receive the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal. Therefore, abstentions will have the same effect as voting against the proposal. Broker non-votes will not be counted as eligible to vote on the proposal and, therefore, will have no effect on the outcome of the voting so long as the quorum was voted on this proposal to be approved. If you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on this proposal since your broker does not have discretionary authority to vote (a “broker non-vote”). Properly completed ballots submitted prior to the Annual Meeting will be voted in the way you direct. If you do not specify instructions, the shares represented by those properly completed proxies will be voted to approve the 2012 Amended and Restated Stock Option Plan of 1995.

Required Votes for Proposal 4 – Ratify Selection of Independent Auditor. The selection of the independent auditor will be ratified if the number of shares voted in favor of the proposal is equal to at least a majority of the shares represented at the Meeting, in person or by proxy, provided such votes in favor also constitute a majority of the required quorum. Abstentions are deemed “present” for the purpose of obtaining a quorum, but for purposes of determining the outcome of the proposal, abstentions will not be treated as affirmative votes. In other words, abstentions will have the same effect as an against vote if votes in favor are less than a majority of the required quorum.

Other Matters. Approval of any other matter considered at the Meeting will require the affirmative vote of a majority of the shares present or represented by proxy and voting at the Meeting.

Broker Non-Votes. Broker non-votes will be included as “present” for the purpose of determining the presence of a quorum. A broker non-vote occurs under the stock exchange rules when a broker is not permitted to vote on a matter without instructions from the beneficial owner of the shares and no instruction is given on a timely basis. Brokers may vote at their discretion on routine matters, such as ratification of selection of independent auditors, but not on non-routine matters, including election of Directors, compensation of named executive officers, and approval of the 2012 Amended and Restated Stock Option Plan of 1995. Your vote is IMPORTANT; therefore, please mark your ballot to ensure that your votes for all proposals are counted.

How You Can Vote. Record Holders may vote by proxy or in person at the Meeting. To vote by proxy, you may select one of the following options:

Vote by Telephone. You can vote your shares by telephone by calling the toll-free telephone number shown on your Proxy Card and following the recorded instructions. Telephone voting is available 24 hours a day, seven days a week. Voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. Our telephone voting procedures are designed to authenticate the shareholder by using individual control numbers, which you will find on your Proxy Card. If you vote by telephone, you should NOT return your Proxy Card or vote by internet.

Vote by Internet. You can choose to vote on the internet. The website for internet voting is shown on your Notice of Internet Availability of Proxy Materials or your Proxy Card. Internet voting is available 24 hours a day, seven days a week. You will be given the opportunity to confirm that your instructions have been properly recorded. Our internet voting procedures are designed to authenticate the shareholder by using individual control numbers, which you will find on your Proxy Card. If you vote on the internet, you should NOT return your Proxy Card or vote by telephone.

     If you vote by telephone or internet, your vote must be received by 1:00 a.m. Central Time, on April 26, 2012 to ensure that your vote is counted. For Westamerica Bancorporation Tax Deferred Savings/Retirement Plan (ESOP) participants, your vote must be received by 12:01 a.m. Central Time, on April 24, 2012.

     We have been advised by counsel that these telephone and internet voting procedures comply with California law.

Vote by Mail. If you choose to vote by mail, simply mark your Proxy Card, date and sign it, and return it in the postage-paid envelope provided. Beneficial owners must follow voting instructions received from your bank, broker or other nominee in order to have your shares voted.

Revocation of Proxy. Record Holders who vote by proxy, whether by telephone, internet or mail, may revoke that proxy at any time before it is voted at the Meeting. You may do this by: (a) signing another Proxy Card with a later date and delivering it to us prior to the Meeting or sending a notice of revocation to the Corporate Secretary of Westamerica at 1108 Fifth Avenue, San Rafael, CA 94901; (b) voting at a later time by telephone or on the internet prior to 1:00 a.m. Central Time, on April 26, 2012 (prior to 12:01 a.m. Central Time, on April 24, 2012 for ESOP participants); or (c) attending the Meeting in person and casting a ballot. If you hold shares in street name, you may change your vote by submitting new voting instructions to your broker or other nominee.

Additional Information

Householding. As permitted by the Securities Exchange Act of 1934 (the “Exchange Act”) only one envelope containing two or more Notices of Internet Availability of Proxy Materials is being delivered to shareholders residing at the same address, unless such shareholders have notified their bank, broker, Computershare Investor

Services, or other holder of record that they wish to receive separate mailings. If you are a Beneficial Holder and own your shares in street name, contact your broker, bank or other holder of record to discontinue householding and receive your own separate copy of the Notice in future years. If you are a Registered Holder and own your shares through Computershare Investor Services, contact Computershare toll-free at 877-588-4258 or in writing directed to Computershare Investor Services, 250 Royall Street, Mail Stop 1A, Canton, MA 02021 to discontinue householding and receive multiple Notices in future years. To receive an additional Annual Report or Proxy Statement this year, contact Shareholder Relations at 707-863-6992 or follow the instructions on the Notice.
     Mailing of dividends, dividend reinvestment statements, and special notices will not be affected by your election to discontinue duplicate mailings of the Notice.

Electronic Access to Proxy Materials and Annual Reports. Whether you received the Notice of Internet Availability of Proxy Materials or paper copies of proxy materials, this Proxy Statement and the 2011 Annual Report are available on the Corporation’s internet site at: www.westamerica.com. If you hold your Westamerica common stock in street name through a broker, a bank or other nominee, you may have the option of securing your Proxy Statement and Annual Report over the internet. If you vote this year’s proxy electronically, you may also elect to receive future Proxy Statements, Annual Reports and other materials electronically by following the instructions given by your bank, broker, or other holder of record when you vote. Our website is available for information purposes only and should not be relied upon for investment purposes, nor is it incorporated by reference into this Proxy Statement.

Stock Ownership

Security Ownership of Certain Beneficial Owners. Based on Schedule 13G filings, shareholders beneficially holding more than 5% of Westamerica common stock outstanding as of December 31, 2011, in addition to those disclosed in the Security Ownership of Directors and Management below, were:

		Number of Shares		Percent of
Name and Address of Beneficial Owner	Title of Class	Beneficially Owned		Class
T. Rowe Price Associates, Inc.	Common	2,637,668	(1)	9.20%
1100 East Pratt Street, Baltimore, MD 21202-1009

Neuberger Berman, Inc.	Common	2,526,360	(2)	8.87%
605 Third Avenue, New York, NY 10158

BlackRock, Inc.	Common	2,114,806	(3)	7.43%
40 East 52nd Street, New York, NY 10022

The Vanguard Group, Inc.	Common	1,538,502	(4)	5.40%
100 Vanguard Boulevard, Malvern, PA 19355
____________________

(1) The Schedule 13G was filed with the SEC on February 8, 2012. These securities are owned by various individual and institutional investors [including T. Rowe Price Mid-Cap Value Fund, Inc. (which owns 1,577,207 shares representing 5.5% of the shares outstanding),] which T. Rowe Price Associates, Inc. (Price Associates) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price associate expressly disclaims that it is, in fact, the beneficial owner of such securities.

(2) The Schedule 13G filed with the SEC on February 14, 2012 disclosed that the reporting entity, Neuberger Berman, Inc., held shared voting power over 2,240,608 shares and shared dispositive power over 2,526,360 shares.

(3) The Schedule 13G filed with the SEC on February 10, 2012 disclosed that the reporting entity, through its subsidiaries, BlackRock, Inc., held sole voting power over 2,114,806 shares and sole dispositive power over 2,114,806 shares.

(4) The Schedule 13G filed with the SEC on February 10, 2012 disclosed that the reporting entity, The Vanguard Group, Inc., held sole voting power over 42,443 shares and sole dispositive power over 1,496,059 shares, and shared dispositive power over 42,443 shares.

Security Ownership of Directors and Management. The following table shows the number of common shares and the percentage of the common shares beneficially owned (as defined below) by each of the current Directors, by the Chief Executive Officer (“CEO”), by the Chief Financial Officer (“CFO”), and by the three other most highly compensated executive officers, and by all Directors and Officers of the Corporation as a group as of February 27, 2012. As of February 27, 2012, there were 28,093,899 outstanding shares of Westamerica Bancorporation’s common stock. For the purpose of the disclosure of ownership of shares by Directors and Officers below, shares are considered to be “beneficially” owned if a person, directly or indirectly, has or shares the power to vote or direct the voting of the shares, the power to dispose of or direct the disposition of the shares, or the right to acquire beneficial ownership of shares within 60 days of February 27, 2012.

Amount and Nature of Beneficial Ownership

	Sole Voting and		Shared Voting and		Right to Acquire Within			Percent of
Name and Address**	Investment Power		Investment Power		60 days of Feb. 27, 2012		Total(1)	Class(2)
Etta Allen	10,804	(3)	–		–		10,804	*
Louis E. Bartolini	1,800		–		–		1,800	*
E. Joseph Bowler	20		25,867	(4)	–		25,887	0.1%
Arthur C. Latno, Jr.	3,379	(5)	–		–		3,379	*
Patrick D. Lynch	1,000		–		–		1,000	*
Catherine Cope MacMillan	8,600	(6)	–		–		8,600	*
Ronald A. Nelson	44,000		–		–		44,000	0.2%
David L. Payne	462	(7)	885,569	(8)	750,000		1,636,031	5.7%
Edward B. Sylvester	82,950		–		–		82,950	0.3%
Robert A. Thorson	863	(9)	7,621	(10)	134,382		142,866	0.5%
David Robinson	353		957		125,673	(11)	126,983	0.4%
Jennifer J. Finger	6,895		1,437		190,477	(11)	198,809	0.7%
Dennis R. Hansen	30		23,840		134,118	(11)	157,988	0.6%

All 15 Directors and Executive
Officers as a Group	161,166		946,409		1,407,089		2,514,664	8.5%
____________________

* Indicates beneficial ownership of less than one-tenth of one percent (0.1%) of the Corporation’s common shares.
** The address of all persons listed is 1108 Fifth Avenue, San Rafael, CA 94901.

(1) None of the shares held by the Directors and Officers listed above have been pledged.

(2) In calculating the percentage of ownership, all shares which the identified person or persons have the right to acquire by exercise of options are deemed to be outstanding for the purpose of computing the percentage of the class owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person.

(3) Includes 10,350 shares held in a trust as to which Mrs. Allen is trustee.

(4) Includes 25,867 shares held in trust as to which Mr. Bowler is co-trustee with shared voting and investment power.

(5) Includes 1,115 shares owned by Mr. Latno’s wife as to which Mr. Latno disclaims beneficial ownership.

(6) Includes 6,000 shares held in a trust as to which Ms. MacMillan is trustee.

(7) Includes 462 shares held in a trust under the California Uniform Gift to Minors Act as to which Mr. Payne is custodian.

(8) Includes 528,837 shares owned by Gibson Radio and Publishing Company, of which Mr. Payne is President and Chief Executive Officer, as to which Mr. Payne disclaims beneficial ownership, and 345,808 shares held in a trust as to which Mr. Payne is co-trustee with shared voting and investment power.

(9) Includes 830 shares held in trusts under the California Uniform Gift to Minors Act as to which Mr. Thorson is custodian.

(10) Includes 6,884 shares held in a trust as to which Mr. Thorson is co-trustee with shared voting and investment power.

(11) During 1996, the Corporation adopted the Westamerica Bancorporation Deferral Plan (the “Deferral Plan”) that allows recipients of Restricted Performance Shares (“RPS”) to defer receipt of vested RPS shares into succeeding years. Amounts shown include RPS shares that have been deferred into the Deferral Plan for the following accounts in amounts of: Ms. Finger—25,030 shares; Messrs. Hansen—12,230 shares; and Robinson—16,290 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Corporation’s Directors and Executive Officers and persons who own more than 10% of a registered class of the Corporation’s equity securities to file with the SEC and NASDAQ initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Corporation, and to send a copy to the Corporation.
     To the Corporation’s knowledge and based solely on a review of the copies of reports furnished to the Corporation and written representations that no other reports were required, during the fiscal year ended December 31, 2011, all Section 16(a) filing requirements were complied with timely by Westamerica’s Directors and Officers.

BOARD OF DIRECTORS

Proposal 1 — Election of Directors

Nine Directors have been nominated for election at the Meeting to hold office until the next Annual Meeting or until their successors are elected and qualified. The Proxies will vote for the nine nominees named below unless you give different voting instructions on your Proxy Card. Each nominee is presently a Director of the Corporation and has consented to serve a new term. The Board does not anticipate that any of the nominees will be unavailable to serve as a Director, but if that should occur before the Meeting, the Board reserves the right to substitute another person as nominee. The Proxies will vote for any substitute nominated by the Board of Directors. The Proxies may use their discretion to cumulate votes for election of Directors and cast all of such votes for any one or more of the nominees, to the exclusion of the others, and in such order of preference as they may determine at their discretion.

Nominees

The nominees for election as Directors are named and certain information with respect to them is given below. Our nominees are seasoned leaders who bring to the Board an array of financial services, public and private company, non-profit, and other business experience. As a group they possess experience in leadership; consumer banking; commercial and small business banking; investment banking, capital markets; financial advisory services; finance and accounting; risk management and real estate. Many of the Board Members have seen the company through a variety of economic conditions which was especially beneficial during the current economic environment. The information below has been furnished to the Corporation by the respective nominees. All of the nominees have engaged in their indicated principal occupation for more than five years, unless otherwise indicated and no nominee has served on the Board of Directors of another public company during the past five years.

Name of Nominees, Principal Occupations, and Qualifications

Etta Allen – Director since 1988

Etta Allen (82) is President and CEO of Allen Heating and Sheet Metal and President and CEO of Sunny Slope Vineyard in Sonoma County, California. She is a member of the Employee Benefits and Compensation Committee and the Loan and Investment Committee. Mrs. Allen is also a Director of Westamerica Bank. In 1972, she became the second woman in the state of California to become a licensed contractor in heating, ventilation, air conditioning and sheet metal, and in 1974 she became President and CEO of Allen Heating and Sheet Metal. Under her leadership the company became recognized throughout California. She was the first woman president of Marin Builders Exchange and during her time on the executive committee she also served as a trustee and later as chairman of their successful insurance trust. She was the first woman contractor on the Executive Committee of the California Association of Builders Exchanges.
     Etta Allen is one of the pioneers for women in non-traditional careers. As an entrepreneur, businesswoman and an involved community leader, she brings independence, operations management and executive experience to the Board.

Louis E. Bartolini – Director since 1991

Mr. Bartolini (79) retired from Merrill Lynch, Pierce, Fenner & Smith, Inc. (now Merrill Lynch and Co.) as a financial consultant. He currently serves on the Audit Committee and is also a Director of Westamerica Bank. Mr. Bartolini has 33 years of experience in the financial industry serving as a financial consultant and branch manager for Merrill Lynch and Co. and has been active for over 35 years in the non-profit community in Marin County. He has served on the boards of many non-profit organizations, including a five-year term as president of the Marin Symphony, a Board member of the Association of California Symphony Orchestras, and a past District Governor of Rotary International.
     Mr. Bartolini’s continuing interest in the financial industry, and his leadership skills, and financial and investment expertise are of great value to the Board. His extensive ties to local community and business leaders through his long-term volunteer involvement provide the Board with a broad prospective and insights into key segments of our markets and customer base.

E. Joseph Bowler – Director since 2003

Mr. Bowler (75), retired as Senior Vice President and Treasurer of the Corporation in 2002. He currently serves as a member of the Audit Committee, and is also a Director of Westamerica Bank. Mr. Bowler holds a Masters of Business Administration from Stanford University.
     With many years of direct banking experience, Mr. Bowler brings strong financial and investment expertise important to the oversight of our financial reporting and interest rate risk management. In addition, Mr. Bowler’s experience as a director and trustee of various non-profit community and educational organizations brings strategic planning and corporate governance skills to the Board.

Arthur C. Latno, Jr. – Director since 1985

Mr. Latno (82) retired from Pacific Telesis Group (now Pacific Bell Telephone Company) as an Executive Vice President. He currently serves on the Corporation’s Executive Committee, the Employee Benefits and Compensation Committee, and the Loan and Investment Committee and is Chairman of the Nominating Committee. Mr. Latno is also a Director of Westamerica Bank. His expertise stems from his wide-ranging responsibilities at Pacific Bell, which included operations, regulatory responsibilities, and public and governmental relations. His proficiency in strategic planning was recognized by the City of San Francisco when he was selected to serve on the City’s Port of San Francisco Strategic Planning Advisory Panel. He has also been involved with the Marin General Hospital Foundation, the Fine Arts Museum of San Francisco and numerous other community organizations in the locations where the Corporation has a significant presence. Mr. Latno is also a former U.S. Ambassador and Chairman of the U.S. Delegation Treaty Conference (rank accorded by President Reagan) in Melbourne, Australia, and a former Chairman of the Board of Trustees and Past President of Board of Regents of St. Mary’s College in California. He was a recipient of the Anti-Defamation League’s Americanism Award and the Friends of the Human Rights Commission’s Human Rights Award.
     Mr. Latno’s most important contributions to the Board are his executive leadership, strategic planning skills, and regulatory and public relations experience.

Patrick D. Lynch – Director since 1986

Patrick Lynch (78) retired as Vice President and General Manager of the U.S. Semiconductor Division of Motorola. He currently serves as Chairman of the Employee Benefits and Compensation Committee and a member of the Executive Committee and the Nominating Committee. Mr. Lynch is also a Director of Westamerica Bank and has held executive positions at Nicolet Instrument Corporation and several venture capital high-tech start-up companies.

     Mr. Lynch brings to the Board, operations, financial and marketing expertise as well as a valued historical perspective.

Catherine Cope MacMillan – Director since 1985

Catherine MacMillan (64) is a former owner of the Huntington Hotel in San Francisco and La Playa Hotel in Carmel-by-the-Sea. She is a member of the Loan and Investment Committee and the Audit Committee. She is also a Director of Westamerica Bank. Ms. MacMillan previously operated a prominent restaurant for nearly 20 years. She is a graduate of the University of California at Davis and Pacific McGeorge School of Law. She has also served in numerous leadership capacities for community organizations.
     Ms. MacMillan’s experience in administration and operational aspects of various businesses and organizations provides the Board with sound leadership.

Ronald A. Nelson – Director since 1988

Ronald Nelson (69) was Executive Vice President of Charles M. Schulz Creative Associates through 1995. He serves as the Chairman of the Audit Committee and is a member of the Employee Benefits and Compensation Committee. He is also a Director of Westamerica Bank. Mr. Nelson has a background as a Certified Public Accountant and has been designated as the Audit Committee’s “financial expert.” He has been a resident of Sonoma County since 1970, which is one of the bank’s primary markets and where he has been involved in business management, investment management, and the development of commercial real estate. He also served as a board member and chairman of Santa Rosa Memorial Hospital, which is the area’s primary acute care hospital.
     Mr. Nelson’s extensive business and financial expertise provides important oversight of our financial reporting and risk management.

David L. Payne – Director since 1984

David Payne (56) is Chairman, President & CEO of Westamerica Bancorporation. He was appointed Chairman in 1988 and Chief Executive Officer in 1989 and is Chairman of the Executive Committee. Mr. Payne is also Chairman, President & CEO of Westamerica Bank. He brings to the Board strong leadership and a vision for the future. He has a thorough knowledge of the banking industry, manages regulatory and business development issues, and has extensive financial and accounting expertise. Mr. Payne possesses excellent management, strategic development and business skills.
     Since Mr. Payne’s appointment to the Board, Westamerica’s dividends per share have risen eleven-fold and capital levels have increased eight-fold. Total assets have quadrupled during his tenure and net income has risen by a multiple of 12. Return on equity is currently near 16%.
     Mr. Payne has successfully negotiated and led the Corporation through many mergers including: John Muir National Bank, Napa Valley Bancorporation, PV Financial, CapitolBank – Sacramento, North Bay Bancorp, ValliCorp Holdings, First Counties Bank, Kerman State Bank, Redwood Empire Bancorp, County Bank, and Sonoma Valley Bank.
     Mr. Payne serves on the advisory board for Global Energy Investors. He also manages his family printing, publishing and cable television business.

Edward B. Sylvester – Director since 1979

Edward Sylvester (75) is a licensed civil engineer and the founder of SCO Planning and Engineering. He retired from the day to day engineering profession five years ago but continues as a private consultant. Mr. Sylvester is currently a member of the Executive Committee, the Nominating Committee and is Chairman of the Loan and Investment Committee, and is a Director of Westamerica Bank. He was a founding Director of Gold Country Bank headquartered in Grass Valley until the bank merged with Westamerica’s predecessor, Independent

Bankshares, at which time he was nominated to serve on the corporate Board by his peers. Mr. Sylvester is the Chairman of the Board of Nevada County Broadcasters and also serves as Vice Chairman of the Nevada County Business Association. Mr. Sylvester has previously served as a member and Chairman of the California Transportation Commission that prioritizes state transportation projects and allocates funding. He is a past President of the Rotary Club of Grass Valley and past Chairman of the Grass Valley Chamber of Commerce. Mr. Sylvester has run 23 marathons to date and was the 14th person in the world to complete a full marathon on all seven continents including Antarctica.
     The depth of Mr. Sylvester’s experience gives him first hand understanding of all the nuances of development and development funding, a current knowledge of the retail economy, and a state-wide perspective and experience in funding allocation. His long tenure on the Board brings a historical and long-term perspective while he remains current on financial issues with his continuing leadership role in the community and active management positions.

THE BOARD OF DIRECTORS RECOMMENDS ELECTION OF ALL NOMINEES.

Board of Directors and Committees

Director Independence and Leadership Structure

The Board of Directors has considered whether any relationships or transactions related to a Director were inconsistent with a Director’s independence. Based on this review, the Board has determined that E. Allen, L.E. Bartolini, E.J. Bowler, A.C. Latno, Jr., P.D. Lynch, C.C. MacMillan, R.A. Nelson, and E.B. Sylvester are “independent” Directors as defined in NASDAQ rules.
     Our Board believes that the most effective leadership structure for the Corporation at this time is to combine the responsibilities of the Chairman and CEO, a structure that has been successful since 1989. The combined positions avoid a duplication of efforts, enable decisive leadership, ensure a clear accountability for the performance of the Corporation, a more rapid implementation of decisions, and a consistent vision. Given the size of our employee base and our level of assets relative to larger, more complex banking structures, our Corporation is particularly well suited to combine the Chairman and CEO functions. Furthermore, our management team has an average tenure of 24 years and does not require the substantial oversight needed by a less experienced team, which has allowed our Chairman and CEO to lead the Corporation through eleven acquisitions since 1992.
     To ensure strong Board oversight eight of our nine Directors are, as noted above, independent as defined by NASDAQ. Only non-management directors sit on Board committees, with the exception of the Executive Committee, and every non-management director sits on one or more of these Committees. All non-management directors meet at least four times a year outside the presence of the Chairman and CEO and although a lead director has not been appointed, pertinent information from these meetings is regularly communicated to the Chairman and CEO. The Board completes an annual board evaluation that is discussed by the Nominating Committee and presented to the full Board.
     The Board of the Corporation also serves as the Board of Directors of Westamerica Bank, and as such is well informed of Bank operations through regular reports and discussions on the operations of the Bank. The Directors’ longevity with the Corporation has exposed them to a wide range of business cycles which plays a critical role in maintaining the profitability of the Corporation through the current economic environment.

Role of the Board of Directors in Risk Oversight

The Board is also responsible for overseeing all aspects of management of the Corporation, including risk oversight, which is effected through all Board committees, but primarily through the Board’s Audit Committee. The Internal Audit Department reports directly to the Board’s Audit Committee. It presents its independently prepared company-wide annual risk assessment, its evaluation of Management’s prepared risk assessment and its audit plan incorporating the risk assessment, including the policies and procedures utilized to monitor and control such exposures.

     The internal loan review function reports directly to the Board’s Loan and Investment Committee. It reports ongoing evaluations of loan portfolios and risk-rating of individual loans using guidelines established by bank regulatory authorities.

Meetings

The Corporation expects all Board Members to attend all meetings, including the Annual Meeting of Shareholders, except for reasons of health or special circumstances. Last year all nine Directors attended the Annual Meeting. The Board held a total of 10 meetings during 2011. Every Director attended at least 75% of the aggregate of: (i) the Board Meetings held during that period in which they served; and (ii) the total number of meetings of any Committee of the Board on which the Director served.

Committees of the Board

Employee
			Benefits and	Loan and
	Executive	Audit	Compensation	Investment	Nominating
Director	Committee	Committee	Committee	Committee	Committee
Etta Allen			X	X
Louis E. Bartolini		X
E. Joseph Bowler		X
Arthur C. Latno, Jr.	X		X	X	Chair
Patrick D. Lynch	X		Chair		X
Catherine Cope MacMillan		X		X
Ronald A. Nelson		Chair	X
David L. Payne	Chair
Edward B. Sylvester	X			Chair	X
Number of Meetings	10	5	5	10	1

Executive Committee:

Functions: The Board delegates to the Executive Committee all powers and authority of the Board in the management of the business affairs of the Corporation, which the Board is allowed to delegate under California law.

Audit Committee:

     The Board of Directors has determined that all members are independent, as that term is defined by applicable rules of NASDAQ for Audit Committee purposes. The Board has also designated Mr. Nelson as the “Audit Committee financial expert” as defined by the rules of the SEC and has determined that he is “financially sophisticated” under NASDAQ rules. In concluding that Mr. Nelson is the Audit Committee financial expert, the Board determined that he has:

• an understanding of generally accepted accounting principles and financial statements;
• the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;
• experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Corporation’s financial statements, or experience actively supervising one or more persons engaged in such activities;
• an understanding of internal control over financial reporting; and
• an understanding of Audit Committee functions.

     Designation of a person as an Audit Committee financial expert does not result in the person being deemed an expert for any purpose, including under Section 11 of the Securities Act of 1933. The designation does not impose on the person any duties, obligations or liability greater than those imposed on any other Audit Committee member or any other Director and does not affect the duties, obligations or liability of any other member of the Audit Committee or Board of Directors.

Functions: The Audit Committee provides independent, objective oversight of the integrity of the Corporation’s financial statements, the Corporation’s compliance with legal and regulatory requirements, the independence and performance of the Corporation’s independent auditor as it performs audit, review or attest services, and the Corporation’s internal audit and control function. It selects and retains the independent auditors, reviews the plan and the results of the auditing engagement. It acts pursuant to a written charter that was last amended by the Board in January 2011 and was attached as an exhibit to the Proxy Statement for the 2011 Annual Meeting of Shareholders. The Audit Committee Report that follows below more fully describes the responsibilities and the activities of the Audit Committee.

Employee Benefits and Compensation Committee:

The Employee Benefits and Compensation Committee of the Board of Directors (the “Compensation Committee”) is comprised solely of Directors who are not current or former employees of Westamerica or any of its affiliates. They are independent as defined by NASDAQ rules.

Functions: The Compensation Committee administers Westamerica Bancorporation’s Amended and Restated Stock Option Plan of 1995, Tax Deferred Savings and Retirement Plan, Deferred Profit Sharing Plan, Deferred Compensation Plan, and the Westamerica Bancorporation Deferral Plan. It administers the Corporation’s compensation programs and reviews and reports to the Board the compensation level for executive officers, including the CEO, of the Corporation and its subsidiaries and determines that compensation plans are balanced between financial results without motivation of excessive risk-taking. The Compensation Committee determines annual corporate performance objectives for equity compensation and cash bonuses and their related corporate, divisional and individual goals. Based on the CEO’s assessment of the extent to which each executive officer met those objectives and goals, the Committee determines each executive officer’s annual equity compensation and cash bonus. The Compensation Committee also establishes the individual goals and targets for the CEO. All compensation approved by the Compensation Committee is reported to the full Board of Directors. The role of the Compensation Committee is described in greater detail under the section entitled “Compensation Discussion and Analysis.”

     The Compensation Committee does not have a charter as it is not required by NASDAQ rules. The Compensation Committee has the authority to seek assistance from officers and employees of the Corporation as well as external legal, accounting and other advisors. It has not retained outside consultants for compensation advice, but can request assistance on an as-needed basis. It does not delegate authority to anyone outside of the Compensation Committee. The Human Resources Department supports the Compensation Committee by fulfilling certain administrative duties regarding the compensation programs.

Nominating Committee:

The Board of Directors has determined that all members of the Nominating Committee are independent, as defined in NASDAQ rules.

Functions: The Nominating Committee is governed by a written charter, which was amended in January 2010 and was attached as an exhibit to the Proxy Statement for the 2010 Annual Meeting of Shareholders. The Nominating Committee screens and recommends qualified candidates for Board membership. This Committee recommends a slate of nominees for each Annual Meeting. As part of that process, it evaluates and considers all candidates submitted by shareholders in accordance with the Corporation’s bylaws, and considers each existing Board member’s contributions. The Committee applies the same evaluation standards whether the candidate was recommended by a shareholder or the Board.

     While the Board does not have a formal diversity policy, it believes that the Board should broadly define diversity to encompass a diverse range of skills and expertise sufficient to provide prudent guidance to the Corporation. In addition to the qualifications and characteristics described below, it considers whether the potential Director assists in achieving a mix of Board Members that represents a diversity of background, perspective, and experience. Our Board includes Directors with experience in public corporations and non-profit organizations, as well as entrepreneurial individuals who have successfully run their own private enterprise. Our Board also has a broad set of skills necessary for providing oversight to a financial institution, which includes proven leadership, and expertise in capital management, finance, accounting, regulatory affairs, and investment management.

Nominating Directors: The Nominating Committee will consider shareholder nominations submitted in accordance with Section 2.14 of the Bylaws of the Corporation. That section requires, among other things, that nominations be submitted in writing and must be received by the Corporate Secretary at least 45 days before the anniversary of the date on which the Corporation first mailed its proxy materials for the prior year’s Annual Meeting of Shareholders. If the date for the current year’s Annual Meeting changes more than 30 days from the date on which the prior year’s meeting was held, the Corporation must receive notice a reasonable time before the Corporation mails its proxy materials for the current year.

Nominations must include the following information:

• The principal occupation of the nominee;
• The total number of shares of capital stock of the Corporation that the shareholder expects will be voted for the nominee;
• The name and address of the nominating shareholder; and
• The number of shares of capital stock of the Corporation owned by the nominating shareholder.

The Committee has specified the following minimum qualifications it believes must be met by a nominee for a position on the Board:

• Appropriate personal and professional attributes to meet the Corporation’s needs;
• Highest ethical standards and absolute personal integrity;
• Physical and mental ability to contribute effectively as a Director;
• Willingness and ability to participate actively in Board activities and deliberations;
• Ability to approach problems objectively, rationally and realistically;
• Ability to respond well and to function under pressure;
• Willingness to respect the confidences of the Board and the Corporation;
• Willingness to devote the time necessary to function effectively as a Board member;
• Possess independence necessary to make unbiased evaluation of Management performance;
• Be free of any conflict of interest that would violate applicable law or regulation or interfere with ability to perform duties;
• Broad experience, wisdom, vision and integrity;

• Understanding of the Corporation’s business environment; and
• Significant business experience relevant to the operations of the Corporation.

Loan and Investment Committee:

Functions: This Committee reviews major loans and investment policies and monitors Community Reinvestment Act compliance.

Director Compensation

The following table and footnotes provide information regarding the compensation paid to the Corporation’s non-employee members of the Board of Directors in the fiscal year 2011. Directors who are employees of the Corporation receive no compensation for their services as Directors.

Director Compensation Table at Fiscal Year 2011

		Change in Pension Value and
	Fees Earned	Nonqualified Deferred
Name (1)	Paid in Cash ($) (1)	Compensation Earnings ($) (2)	Total ($)
Etta Allen	$34,800	$54,409	$89,209
Louis E. Bartolini	30,000	387	30,387
E. Joseph Bowler	30,000	0	30,000
Arthur C. Latno, Jr.	41,650	0	41,650
Patrick D. Lynch	37,250	0	37,250
Catherine Cope MacMillan	35,400	0	35,400
Ronald A. Nelson	34,250	0	34,250
Edward B. Sylvester	40,650	6,803	47,453
____________________

(1) Non-employee Directors did not receive options or stock awards. During 2011, non-employee Directors of the Corporation each received an annual retainer of $15,000. Each non-employee Director received $1,200 for each meeting of the Board attended and $600 for each Committee meeting attended. The Chairman of each Committee received an additional $250 for each Committee meeting attended. All non-employee Directors are reimbursed for expenses incurred in attending Board and Committee meetings. The Chairman of the Board, David L. Payne, is compensated as an employee and did not receive any compensation as a Director.

(2) The Deferred Compensation Plan allows non-employee Directors to defer some or all of their Director compensation with interest earnings credited on deferred compensation accounts. The amount shown is the interest on nonqualified deferred compensation that exceeds 120% of the long-term Applicable Federal Rate, with compounding, on all cash compensation deferred in 2011 and in previous years.

     Westamerica Bancorporation does not have a charitable donations program for Directors nor does it make donations on behalf of any Director(s). The Corporation may make a nominal donation through its Community Relations program to non-profit organizations where a Director(s) may have an affiliation.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The executive compensation practices described below have been followed consistently for twenty years. At the 2009 and 2011 Annual Meetings of Shareholders, a majority of our shareholders approved an advisory proposal on the Corporation’s compensation of executives.

     The Compensation Committee governs the executive compensation program that combines three compensation elements: base salary, annual non-equity cash incentives, and long-term stock grants. Several compensation philosophies and practices underlie this program:

• Base salaries for participants in this program should be limited to foster an environment where incentive compensation motivates and rewards corporate, divisional, and individual performance.
• Incentive compensation (annual non-equity cash incentives and long-term stock grants) is based on measurement of performance against pre-established objective measurable goals. Specific criteria for each objective are established for “threshold,” “target,” and “outstanding” performance. On any one measure, performance below “threshold” results in no credit for that objective. “Threshold” performance results in a 75% achievement, “target” performance results in 100% achievement, and “outstanding” performance results in 150% achievement. The performance achievement level determines the size of incentive compensation awards.
• Long-term incentive stock grants will be awarded to senior management if the corporate performance level is rated “threshold” or better. The purpose of long-term incentive grants is to:
–	motivate senior management to focus on long-term performance;
–	avoid excessive risk-taking and instill conservative management practices;
–	build equity ownership among Westamerica’s senior management;
–	link shareholder interests to management incentives; and
–	create ownership mentality among senior management.

Establishing Incentive Levels, Determining Objectives and Measuring Performance

In administering the executive compensation program, the Compensation Committee determines “target” incentives for each position annually. The Compensation Committee exercises discretion in establishing “target” incentives in an effort to provide competitive pay practices while motivating and rewarding performance that benefits the Corporation’s long-term financial performance and shareholder interests, and avoiding excessive risk-taking.

     At the beginning of each calendar year, the Compensation Committee establishes annual corporate performance objectives. In establishing corporate performance objectives, the Compensation Committee takes into consideration the current operating environment for the commercial banking industry as well as internal management policies and practices which would, in the Compensation Committee’s opinion, benefit the long-term interests of the Corporation and its shareholders. Corporate performance measures include risk management elements considered to be responsive to the impact current operating conditions could have on the long-term performance of the Company. The Compensation Committee monitors the economy and the banking industry’s operating environment throughout the ensuing year, and may exercise discretion in adjusting corporate performance objectives during the year.

     The operating environment for the commercial banking industry is impacted by a myriad of factors including, but not limited to, local, national and global economic conditions, interest rate levels and trends, monetary policies of the Federal Reserve Board and its counterparts in other countries, fiscal policies of the United States government and other global political conditions, liquidity in capital markets, the demand for capital by commercial enterprises and consumers, new financial products, competitive response to changing conditions within the industry, trade balances, the changing values of real estate, currencies, commodities and other assets, and other factors.

     Management policies and practices the Board considers in establishing corporate performance objectives include, but are not limited to, management of the Corporation’s balance sheet and product pricing in a manner which will provide consistent sustainable growth in long-term financial results for shareholders, the type and variety of financial products offered by the Corporation, adherence to internal controls, management of the credit risk of Corporation’s loan and investment portfolios, the results of internal, regulatory and external audits, service quality delivered to the Corporation’s customers, service quality of “back office” support departments provided to those offices and departments directly delivering products and services to the Corporation’s customers, maintenance of operating policies and procedures which remain appropriate for risk management in a dynamic environment, timely and efficient integration of acquired companies, operational efficiencies, and capital management practices.

     Restricted performance shares (“RPS”) represent awards of Westamerica’s common stock subject to achievement of performance objectives established by the Compensation Committee. The Amended and Restated Stock Option Plan of 1995 (“2003 Amended Plan”), which was approved by shareholders in 1995 and amended with shareholder approval in 2003, defines the performance factors the Board must use in administering RPS grants as one or more of the following: earnings, diluted earnings per share, revenue and revenue per diluted share, expenses, share price, return on equity, return on equity relative to the average return on equity for similarly sized institutions, return on assets, return on assets relative to the average return on assets for similarly sized institutions, efficiency ratio (operating expenses divided by operating revenues), net loan losses as a percentage of average loans outstanding, nonperforming assets, and nonperforming assets as a percentage of total assets.

     In addition to establishing corporate performance objectives, the Compensation Committee also establishes individual goals for the CEO. In regard to the other executives named in the accompanying tables, the CEO recommends divisional and individual performance objectives to the Compensation Committee, which considers, discusses, adjusts as necessary, and adopts such performance objectives.

     Upon the closure of each calendar year, the Compensation Committee reviews corporate, divisional, and individual performance against the performance objectives for the year just completed. After thorough review and deliberation, the Compensation Committee determines the recommended amount of individual non-equity cash incentives and stock-based incentive awards. The Compensation Committee reports such incentives to the Board of Directors. Meetings of the Compensation Committee and Board of Directors routinely occur in January, immediately following the closure of the calendar year for which performance is measured for incentive compensation purposes.

Stock Grants

Long-term stock grants may only be awarded under shareholder approved stock-based incentive compensation plans. The Corporation’s Proxy Statement dated March 17, 2003, as filed with the SEC on that date, summarizes the 2003 Amended Plan’s changes from the predecessor plan. Such changes included:

• disallowing re-pricing stock options for poor stock performance;
• limiting the number of shares that may be awarded; and
• requiring the Compensation Committee to meet the definition of independence to enable any award intended to qualify as “performance-based compensation” to meet Section 162(m) of the Internal Revenue Code.

The 2003 Amended Plan allows four types of stock-based compensation awards:

Incentive Stock Options (“ISO”) allow the optionee to buy a certain number of shares of Westamerica common stock at a fixed price, which is established on the date of the option grant. ISOs are intended to meet the requirements of Section 422 of the Internal Revenue Code which provide advantages if certain conditions are met. If the optionee holds the acquired stock for the designated holding period, the optionee defers the timing of recognizing taxable income related to exercising the ISO. If the optionee complies with the ISO requirements, the Corporation does not receive a corporate tax deduction related to the shares issued.

Nonqualified Stock Options (“NQSO”) also give the optionee the option to buy a certain number of shares of Westamerica common stock at a fixed price, which is established on the date of grant. Unlike ISOs, NQSOs do not allow deferral of taxable income for the optionee. At the time NQSOs are exercised, the optionee incurs taxable income equal to the spread between the exercise price and the market price of the stock, and the Corporation receives a corporate tax deduction in the same amount.

Stock Appreciation Rights (“SAR”) provide the holder a cash payment equal to the difference between the fair market value of the Corporation’s common stock on the date the SAR is surrendered and the fair market value of the Corporation’s common stock on the date the SAR was granted. The optionee incurs taxable income at the time the SAR is settled and the Corporation receives a corporate tax deduction in the same amount.

Restricted Performance Share Grants as noted above, are awards of the Corporation’s common stock that are subject to the achievement of performance objectives. Award recipients receive shares at the end of the performance measurement period only if performance objectives are achieved. The award recipient incurs taxable income at the time any RPS vests and the Corporation receives a corporate tax deduction in the same amount.

Determination of Awards to Grant

In determining which type of stock-based compensation awards to grant, the Compensation Committee considers the attributes of each form of incentive. Examples include the ability to motivate management to make decisions based on the long-term interests of shareholders, the desire to compensate with shares rather than cash, and the tax consequences of each type of award. The Compensation Committee retains the latitude to utilize all forms of incentives provided under the 2003 Amended Plan. In the current and preceding years, the Compensation Committee has utilized NQSO and RPS based on the motivational aspects of stock price appreciation, the settlement in shares rather than cash, and the preservation of tax deductions for the Corporation. At February 27, 2012 the Corporation had no ISO or SAR awards outstanding.

Determination of Option Exercise Price

The 2003 Amended Plan also requires the exercise price of each NQSO or ISO to be no less than one hundred percent (100%) of the fair market value of the Corporation’s common stock on the date of grant. As described above, the 2003 Amended Plan does not allow re-pricing stock options for poor stock price performance.
     Stock-based compensation awards are submitted by the Compensation Committee to the full Board of Directors for review. As described above, these meetings have routinely occurred in January immediately following the closure of the calendar year for which performance is measured for incentive compensation purposes. The Compensation Committee meeting has routinely been held during the same week as the related Board of Directors meeting. These January meetings follow by no more than ten business days the Corporation’s public disclosure of its financial results for the preceding year. As a result, stock option grants are awarded, and the exercise price of such grants are determined at a time when the Corporation has broadly disseminated its financial condition and current operating results to the public. The Corporation’s outstanding stock option grants are dated, and related stock option exercise prices are determined, on the January date the Compensation Committee meets to approve such grants.(1)

Long-Term Incentive Attributes

The Board of Directors has designated the Compensation Committee as the administrator of the 2003 Amended Plan. The Compensation Committee reports to the Board the terms and conditions of stock option awards. In carrying out this responsibility, the Compensation Committee designs such awards as long-term incentives. The terms and conditions of currently outstanding awards include:

• NQSO vest one-third (1/3) on each anniversary of the grant date. As such, NQSO grants become fully vested over a three-year period. NQSO grants expire on the tenth anniversary of the grant date. The Corporation does not pay dividends on shares underlying NQSO grants until the optionee exercises the option and the shares are outstanding on a dividend record date.
• RPS awards vest three years following the grant date, only if corporate performance objectives are achieved over the three-year period. The Corporation does not pay dividends on RPS shares until vesting occurs and shares awarded become outstanding on a dividend record date.

Compensation for the Chairman, President & CEO

Mr. Payne performs two functions for the Corporation. These two functions tend to be compensated separately at similarly sized banking institutions. Mr. Payne serves as Chairman of the Board and Chief Executive Officer with responsibilities including oversight of the organization and external strategic initiatives. Mr. Payne also serves as President and Chief Operating Officer with responsibilities including daily management of internal operations. Mr. Payne’s total compensation reflects these broad responsibilities. Consistent with the overall compensation philosophy for senior executives, Mr. Payne’s compensation has a greater amount of pay at-risk through incentives than through base salary. Since Mr. Payne is compensated as an executive, he is not eligible to receive compensation as a Director.

     As noted on page 27 of the proxy under the Pension Benefits Table, during 1997 the Corporation entered into a nonqualified pension agreement (“Pension Agreement”) with Mr. Payne in consideration of Mr. Payne’s agreement that RPS granted in 1995, 1996 and 1997 would be cancelled. In entering the Pension Agreement, the Board of Directors considered the following:

• Mr. Payne had a significant beneficial interest in Corporation common stock, which was more than adequate to continue to provide motivation for Mr. Payne to continue managing the Corporation in the best interests of shareholders.
• In 1997, the Corporation had consummated its largest acquisition, with significant total asset growth of approximately 51 percent. One of the Board’s objectives was to provide a compensation mechanism providing retention features for Mr. Payne. Retention of Mr. Payne as President and Chief Executive Officer was desired following the Corporation’s significant growth. The RPS shares surrendered for the Pension Agreement were scheduled to vest on dates in 1998, 1999 and 2000, while the Pension Agreement was not fully vested until December 31, 2002. Additionally, the 20-year certain pension provided under the Pension Agreement commences upon Mr. Payne’s attainment of age 55. Mr. Payne was age 42 at the time of entering the Pension Agreement.
• The economic value of the surrendered RPS and the Pension Agreement were considered equivalent based on actuarial assumptions.

Compensation Awarded to Named Executive Officers

Base salaries for participants in the executive compensation program are generally limited to foster an environment where incentive compensation motivates and rewards corporate, divisional, and individual performance. As such, base pay increases are generally infrequent and limited to “control points” assigned to each position. The non-equity cash incentive formula has the following components:

____________________

(1) Due to merger and acquisition activity, the Corporation converts stock option grants outstanding for acquired companies based on the terms and conditions of related merger agreements. The dating of such converted stock options generally remains as originally dated by the acquired company. As a result, the Corporation at times has options outstanding related to acquisitions with grant dates different from its routine stock option granting practices.

“Target”		Composite Corporate		Cash
Cash	X	Divisional and Individual	=	Incentive
Incentive		Performance Level		Award

     In structuring performance goals for the named executive officers, the Compensation Committee emphasizes goals, which if achieved, will benefit the overall Corporation. As such, senior management level positions have high relative weighting on corporate objectives, and divisional leadership positions also have significant weighting on divisional objectives. The “target” cash incentive and the weighting of goals for the named executive officers for 2011 performance were as follows:

	“Target”
	Cash	Goal Weighting
	Incentive	Corporate	Divisional	Individual
Mr. Payne	$371,000	80%	–	20%
Mr. Thorson	82,000	55%	25%	20%
Ms. Finger	82,000	55%	20%	25%
Mr. Hansen	73,900	55%	35%	10%
Mr. Robinson	75,000	50%	40%	10%

     The Compensation Committee establishes corporate goals with the intent to balance current profitability with long-term stability of the Corporation and its future earnings potential. The 2011 corporate performance goals related to current year “profitability” included return on equity, return on assets and diluted earnings per share. The performance goals designed to maintain the long-term stability of the Corporation include “quality” and “control” components. The “quality” measures include loan portfolio quality measures (originated classified loans and other real estate owned, originated non-performing loans and originated other real estate owned, and net loan losses to average originated loans) and service quality measures (external service quality to customers and internal service quality of support departments and branches). The “control” measures include non-interest expense to revenues (efficiency ratio), the level of non-interest expenses, and internal audit results. By maintaining both current year “profitability” goals and longer-term “quality” and “control” goals, Management has a disincentive to maximize current earnings at the expense of longer-term results.

     For 2011, the Compensation Committee expected a highly uncertain operating environment given fragile economic conditions following the severe recession of 2008 and 2009. As a result, the Committee reserved the ability to exercise a certain degree of judgment in adjusting target goals based on the resulting operating environment.

     The Compensation Committee determined the 2011 operating environment was generally characterized as follows:

• The economy grew at a level below economic potential. Inflation was not problematic and employment remained very weak with relatively high unemployment. Real estate values did not recover from valuation declines experienced during the recession.
• The Federal Reserve continued to provide monetary stimulus through a variety of means including increasing demand for longer-dated treasury bonds which caused longer-term interest rates to decline.
• The FDIC continued to take failed banks into receivership, although the number of banks on the FDIC “problem list” began to decline. The Federal Deposit Insurance Corporation (“FDIC”) reported in the fourth quarter 2011 that the Deposit Insurance Fund remained in a deficit position, causing insurance assessments to remain elevated.
• New regulations on financial institutions significantly curtailed long-standing sources of revenue.

• Interest rates on high-quality loans and investment securities remain extremely low, well below the yields on the Company’s loan and investment portfolios. Competitive pricing of loans was fierce.

The Compensation Committee considered Management’s response to the current operating environment including:

• Management consistently maintained conservative loan underwriting practices to appropriately manage the Company’s exposure to credit risk;
• Management maintained loan pricing at levels appropriate for longer-term profitability;
• Management pursued fee income growth outside deposit based fees in response to new regulations;
• Management controlled operating costs in a manner to offset the effect of environmental pressures on revenues;
• Management maintained an “interest rate neutral” position with its assets, liabilities and capital. As such, future changes in interest rates should not have a significant impact on revenue; and
• Adequate capital levels were maintained to accommodate growth opportunities.

The Compensation Committee chose to make adjustments to actual results to take into account the impact of the operating environment. Adjusted actual results against “target” performance goals were:

	Performance	Adjusted Actual
	“Target”	Results
Profitability Goals:
Return on average shareholders’ equity	17.5%	17.6%
Return on average assets	1.86%	1.87%
Diluted earnings per share	$3.22	$3.22

Quality Goals:
Classified originated loans and other real estate owned	$70 million	$75 million
Non-performing originated loans and other real estate owned	$30 million	$32 million
Net loan losses to average originated loans	0.70%	0.73%
Service quality	Improving	Improving

Control Goals:
Non-interest expense to revenues (efficiency ratio)	44.6%	43.7%
Non-interest expenses	$126.4 million	$123.4 million
Below satisfactory internal audits	none	none

     In reviewing the operating environment, Management’s response to the operating environment, and adjusted results compared to “target” performance goals, the Compensation Committee determined corporate performance to be 110% of target goals.

As described above, divisional and individual goals are used in conjunction with corporate performance goals to determine cash bonus awards.

In addition to daily management responsibilities, Mr. Payne’s individual goals included:

• Managing the Company to satisfactory financial results including revenue stabilization, cost control, and risk management;
• Developing merger and acquisition opportunities;
• Improving credit quality;
• Maintaining quality shareholder relations with effective communication;
• Fostering effective sales and service activities throughout the Company;
• Effective internal control management to include regulatory examination and other audit results; and
• Following effective personnel practices including succession planning.

Based on individual performance against these goals, the Committee exercised its discretion and assigned Mr. Payne a composite corporate and individual performance level of 67%.

In addition to routine on-going divisional responsibilities, Mr. Thorson managed the Finance Division toward functional goals, which included:

• Adoption of new SEC reporting requirements and other enhancements to financial reporting;
• Personnel recruiting and development; and
• Evaluation of shareholder communications.

Based on the Finance Division’s results, the Committee determined divisional performance to be 119%.

     In addition to daily management responsibilities, Mr. Thorson’s individual goals included:

• Coordination of regulatory examinations;
• Planning and forecasting of financial results;
• Evaluation of new regulations; and
• Evaluation of regulatory capital.

Based on individual performance against these goals, the Committee determined Mr. Thorson’s individual performance to be 138%. In considering all elements of performance, the Committee exercised its discretion and assigned Mr. Thorson a composite corporate, divisional and individual performance level of 142%.

In addition to routine on-going divisional responsibilities, Ms. Finger managed the Treasury Division toward functional goals, which included:

• Asset and liability risk management;
• Management of investment portfolio activity;
• Management of merchant credit card and trust operations including sales activities revenue levels, and expense containment; and
• Management of balance sheet, interest rate risk position, funding, and liquidity.

Based on the Treasury Division’s results, the Committee determined divisional performance to be 123%.

In addition to daily management responsibilities, Ms. Finger’s individual goals included:

• Management of the stock repurchase program;
• Merger and acquisition due diligence; and
• Management of any corporate litigation.

Based on individual performance against these goals, the Committee determined Ms. Finger’s individual performance to be 134%. As a result, Ms. Finger’s composite corporate, divisional and individual performance level was 119%.

In addition to routine on-going divisional responsibilities, Mr. Hansen managed the Operations and Systems Division toward functional goals, which included:

• Achievement of high-quality internal customer service delivery;
• Cost control;
• Management of significant information systems projects; and
• Satisfactory regulatory and internal audit results.

Based on the Operations and Systems Division’s results, the Committee determined divisional performance to be 120%.

In addition to daily management responsibilities, Mr. Hansen’s individual goals included:

• Transitional management of key departments;
• Evaluation of new regulations; and
• Management of third-party service providers.

Based on individual performance against these goals, the Committee determined Mr. Hansen’s individual performance to be 123%. As a result, Mr. Hansen’s composite corporate, divisional and individual performance level was 115%.

In addition to routine on-going divisional responsibilities, Mr. Robinson managed the Banking Division toward functional goals which included:

• Sales and customer relationship management;
• Cost control; and
• Personnel development and management.

Based on the Banking Division’s results, the Committee determined divisional performance to be 113%.

In addition to daily management responsibilities, Mr. Robinson’s individual goals included:

• Direct management in certain geographic regions; and
• Personnel succession planning.

Based on individual performance against these goals, the Committee determined Mr. Robinson’s individual performance to be 125%. As a result, Mr. Robinson’s composite corporate, divisional and individual performance level was 113%.

Based on the above described performance against objectives, the Committee determined cash incentive awards as follows:

	“Target”		Composite Corporate		Cash
	Cash	X	Divisional and Individual	=	Incentive
	Incentive		Performance Level		Award
Mr. Payne	$371,000		67%		$250,000
Mr. Thorson	82,000		142%		116,500
Ms. Finger	82,000		119%		97,100
Mr. Hansen	73,900		115%		84,700
Mr. Robinson	75,000		113%		84,400

The size of stock grants is determined by corporate performance using a stated formula. For achievement of corporate performance in 2011, the following stock grants were awarded in January 2012:

	“Target”				Nonqualified
	Nonqualified		Corporate		Stock
	Stock Option	X	Performance	=	Option
	Grant		Level		Award
Mr. Payne	–		110%		–
Mr. Thorson	19,700		110%		21,700
Ms. Finger	19,700		110%		21,700
Mr. Hansen	17,600		110%		19,400
Mr. Robinson	19,800		110%		21,800

	“Target”		Corporate
	RPS	X	Performance	=	RPS
	Grant		Level		Award
Mr. Payne	–		110%		–
Mr. Thorson	2,400		110%		2,680
Ms. Finger	2,400		110%		2,680
Mr. Hansen	2,200		110%		2,410
Mr. Robinson	2,450		110%		2,690

RPS awards vest three years following the grant date, only if certain corporate performance objectives are achieved over the three-year period. In January 2012, the Compensation Committee evaluated whether the three-year corporate performance objectives were met for RPS awards granted in January 2009. The performance objectives for the RPS granted in January 2009 included:

• 3-year cumulative diluted earnings per share (EPS);
• 3-year average of annual return on average total assets (ROA);
• 3-year average of annual return on average shareholders’ equity relative to industry average ROE (ROE differential);
• Ending non-performing assets to total assets (NPA); and
• 3-year average of annual growth in revenues per share (RevPS growth).

The RPS would vest if any one of the following performance results were achieved:

• 4 of 5 objectives reaching “threshold” performance level;
• 3 of 5 objectives reaching “target” performance level; or
• 2 of 5 objectives reaching “outstanding” performance level.

The goals and achieved results were:

	Threshold	Target	Outstanding	Result
EPS	$9.50	$10.00	$10.30	Threshold
ROA	1.90%	2.00%	2.20%	Target
ROE differential	3.0%	3.5%	4.5%	Outstanding
NPA	0.70%	0.55%	0.40%	Threshold
RevPS growth	1.0%	2.0%	4.0%	Below Threshold

     With four of the five goals achieved at “threshold” performance level or better, the Compensation Committee determined the RPS shares awarded in 2009 vested upon achievement of three-year goals.

Nonqualified Deferred Compensation Programs

The Corporation maintains nonqualified deferred compensation programs to provide senior and mid-level executives the ability to defer compensation in excess of the annual limits imposed on the Corporation’s “401(k)” plan. The Corporation believes these tax deferral programs enhance loyalty and motivate retention of executives. These programs allow executives to defer cash pay and RPS shares upon vesting. The programs also allow Directors to defer Director fees.

• Cash pay deferred in the program accumulates in accounts in the names of the participating Directors and executives. The Corporation credits the balance of these accounts with interest using an interest rate that approximates the crediting rate on corporate-owned life insurance policies, which finance the cash pay deferral program. Deferrals and interest credits represent general obligations of the Corporation.
• The common stock the Corporation issues to executives upon the vesting of RPS grants may be deferred into the program and deposited into a “Rabbi Trust.” Since these shares are outstanding shares of the Corporation’s common stock, the Corporation pays dividends on these shares at the same rate paid to all shareholders. The shares held in the “Rabbi Trust” are subject to claims by the Corporation’s creditors.

Employment Contracts

None of the executives named in the accompanying tables have employment contracts with the Corporation.

Compensation in the Event of a Change in Control

The banking industry has significant merger and acquisition activity. To promote retention of senior executives, unvested NQSO and RPS grants contain a “change in control” provision, which trigger full vesting upon a change in control. The Compensation Committee determined these provisions were appropriate in order to retain executives to continue managing the Corporation after any “change in control” was announced through its ultimate consummation. Since none of the named executive officers have entered employment contracts with the Corporation, they serve in an “at-will” capacity and could terminate their employment at any time. The Compensation Committee felt it would be in the best interests of shareholders to have a retention mechanism in place to provide continuity of management during a “change in control” process. Further, the Committee expects the named executive officers would be terminated by an acquiring institution rather than retained in a similar functional capacity.
     The Corporation also maintains a Severance Payment Plan covering all employees to promote employee retention. The Severance Payment Plan provides salary continuation benefits for employees in the event of a “change in control.” The amount of salary continuation benefits is based on years of service and corporate title, but in no event exceed the equivalent of one times annual salary. All named executive officers are eligible for one year’s salary under the plan.

Other

Internal Revenue Code (“IRC”) Section 162(m) places a limit on the amount of compensation that may be deducted by the Corporation in any year with respect to certain of the Corporation’s highest-paid executives. Certain “performance-based compensation” is not counted toward this limit. The Corporation intends generally to qualify compensation paid to executive officers for deductibility under the IRC, including Section 162(m), but reserves the right to pay compensation that is not deductible.

Board Compensation Committee Report

We, the Compensation Committee of the Board of Directors of the Corporation, have reviewed and discussed the Compensation Discussion and Analysis with Management. Based on that review and discussion, we have recommended to the Board of Directors inclusion of the Compensation Discussion and Analysis in this Proxy Statement and the Corporation’s Annual Report on Form 10-K for the year ended December, 31, 2011.

     Submitted by the Employee Benefits and Compensation Committee
          Patrick D. Lynch, Chairman
          Etta Allen
          Arthur C. Latno, Jr.
          Ronald A. Nelson

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is a current or former officer or employee of the Corporation or any of its subsidiaries, or entered into (or agreed to enter into) any transaction or series of transactions with the Corporation or any of its subsidiaries with a value in excess of $120,000. None of the executive officers of the Corporation has served on the Board of Directors or on the Compensation Committee of any other entity, where one of that entity’s executive officers served either on the Board of Directors or on the Compensation Committee of the Corporation.

Summary Compensation

The following table sets forth summary compensation information for the chief executive officer, chief financial officer and each of the other three most highly compensated executive officers for the fiscal years ending December 31, 2011, 2010 and 2009. These persons are referred to as named executive officers elsewhere in this Proxy Statement.

Summary Compensation Table For Fiscal Year 2011

						Change in Pension
						Value and
						Nonqualified
					Non-Stock	Deferred
			Stock	Option	Incentive Plan	Compensation	All Other
Name Position	Year	Salary	Awards (1)	Awards (2)	Compensation (3)	Earnings (4)	Compensation (5)	TOTAL
David L. Payne	2011	$371,000	$126,900	$–	$250,000	$ –	$18,779	$766,679
Chairman,	2010	371,000	–	–	250,000	–	21,104	642,104
President & CEO	2009	371,000	–	–	450,000	–	19,476	840,476

John “Robert” A. Thorson	2011	149,000	122,839	117,660	116,500	20,393	16,844	543,236
SVP & Chief	2010	149,000	124,577	140,816	111,500	11,868	15,798	553,559
Financial Officer	2009	142,000	117,982	97,416	113,300	10,171	15,722	496,591

David L. Robinson	2011	150,000	123,854	118,215	84,400	16,495	16,927	509,891
SVP/Banking	2010	150,000	125,143	141,493	86,300	9,491	16,926	529,353
Division Manager	2009	150,000	118,816	98,318	85,800	8,229	21,760	482,923

Jennifer J. Finger	2011	129,996	122,839	117,660	97,100	16,826	19,321	503,742
SVP & Treasurer	2010	129,996	124,577	140,816	95,400	10,136	19,025	519,950
	2009	129,996	117,982	97,416	93,700	9,254	19,847	468,195

Dennis R. Hansen	2011	130,008	110,656	106,560	84,700	14,124	31,864	477,912
SVP/Operations & Systems	2010	130,008	112,118	126,599	84,700	8,395	31,711	493,531
Division Manager	2009	130,008	106,309	88,396	85,300	7,529	31,833	449,375
____________________

(1) Stock Awards represent RPS shares as described in the Compensation Discussion & Analysis. The amounts shown represent the aggregate grant date fair market value.

(2) Option awards represent Nonqualified Stock Options as described in the Compensation Discussion & Analysis. The amounts shown represent the aggregate grant date fair market value.

(3) The amounts shown are non-equity incentive compensation only. No interest or other form of earnings was paid on the compensation.

(4) The amounts include interest paid on deferred cash compensation to the extent the interest exceeds 120% of the long-term Applicable Federal Rates with compounding. The Corporation has no defined benefit pension plan. Mr. Payne has a pension agreement, which is discussed under “Pension Benefits for 2011.”

(5) Each of the above-named executive officers received less than $10,000 of aggregate perquisites and personal benefits, except for Mr. Hansen who received a car allowance of $12,000. All other compensation includes Corporation contributions to defined contribution plans (401(k) and Profit Sharing), and amounts added to taxable wages using IRS tables for the cost of providing group term life insurance coverage that is more than the cost of $50,000 of coverage. It also includes the dollar value of the benefit to Mr. Payne for the portion of the premium payable by the Corporation with respect to a split dollar life insurance policy (projected on an actuarial basis), and a bonus paid to Mr. Payne in the amount of his portion of the split dollar life insurance premium.

     Based on the compensation disclosed in the Summary Compensation Table, approximately 33% of total compensation comes from base salaries. See Compensation Discussion and Analysis for more details.

Grants Of Plan-Based Awards Table For Fiscal Year 2011

						All Other
					All Other	Stock Awards:	Exercise or
					Stock Awards:	Number of	Base Price
		Estimated Future Payouts Under			Number of	Securities	of Option
		Non-Equity Incentive Plan Awards			Shares of Stock	Underlying	Awards	Grant Date
Name	Grant Date	Threshold	Target	Maximum	or Units(1)	Options (2)	($/Share)	Fair Value (3)
David L. Payne	1/27/11	$0	$371,000	$556,500	–	–	–	–
	1/27/11	–	–	–	2,500	–	$0	$126,900
	1/27/11	–	–	–	–	–	–	–
John "Robert" A. Thorson	1/27/11	0	82,000	123,000	–	–	–	–
	1/27/11	–	–	–	2,420	–	0	122,839
	1/27/11	–	–	–	–	21,200	50.76	117,660
David L. Robinson	1/27/11	0	75,000	112,500	–	–	–	–
	1/27/11	–	–	–	2,440	–	0	123,854
	1/27/11	–	–	–	–	21,300	50.76	118,215
Jennifer J. Finger	1/27/11	0	82,000	123,000	–	–	–	–
	1/27/11	–	–	–	2,420	–	0	122,839
	1/27/11	–	–	–	–	21,200	50.76	117,660
Dennis R. Hansen	1/27/11	0	73,900	110,850	–	–	–	–
	1/27/11	–	–	–	2,180	–	0	110,656
	1/27/11	–	–	–	–	19,200	50.76	106,560
____________________

(1) Includes RPS grants. There is no dollar amount of consideration paid by any executive officer on the grant or vesting date of an award.

The material terms of the RPS grants are as follows:
• The performance and vesting period is three years;
• Multiple performance goals are established by the Compensation Committee for each grant;
• Compensation Committee may revise the goals upon significant events;
• Three-year performance criteria are limited to those provided in the 2003 Amended Plan, as described on page 15;
• Accelerated vesting occurs upon dissolution or liquidation of the Corporation or sale of all assets to another entity or a tender offer for 5% or more of outstanding stock; and
• No dividends are paid or accrued prior to settlement or deferral delivery of shares which takes place approximately two months after vesting.

(2) Includes NQSO grants with an exercise price of not less than 100% of fair market value as of the date of grant.
The material terms of the NQSO’s listed in the table are as follows:
• Options vest ratably over three years beginning one year from date of grant;
• Options expire 10 years following grant date;

• Exercise price is 100% of fair market value as defined in the 2003 Amended Plan;
• Dividends are not paid on unexercised options;
• Vesting ceases upon termination of employment, whatever the reason, except if vesting is accelerated as described below;
• Vested options may be exercised within 90 days of termination of employment and within one year upon death or disability; and
• Accelerated vesting occurs upon dissolution or liquidation of the Corporation or sale of all assets to another corporation or a tender offer for 5% or more of outstanding stock.

(3) The amounts shown for NQSOs and RPS awards represent the aggregate grant date fair market value.

Outstanding Equity Awards Table at Fiscal Year End 2011

	Option Awards				Stock Awards
						Equity Incentive
						Plan Awards: Market
					Equity Incentive	or Payout Value
					Plan Awards:	of Unearned Shares,
					Number of Unearned	Units or Other
	Number of	Number of			Shares, Units or	Rights That Have
	Securities Underlying	Securities Underlying			Other Rights That	Not Vested ($)
	Unexercised Options	Unexercised Options	Option	Option	Have Not Vested(2)	valued at
Name	(#) Exercisable(1)	(#) Unexercisable	Exercise Price($)	Expiration Date	(#)	12/31/11(2)
David L. Payne	250,000	-	$40.750	1/23/13
	250,000	-	49.610	1/22/14
	250,000	-	52.539	1/26/15	2,500	$109,750

John "Robert"
A. Thorson	10,830	-	49.610	1/22/14
	14,400	-	52.539	1/26/15
	18,437	-	52.560	1/26/16
	22,204	-	48.390	1/25/17
	23,148	-	47.130	1/24/18
	14,400	7,200	43.015	1/21/19
	6,934	13,866	56.625	1/28/20
	-	21,200	50.760	1/27/21	7,450	327,055

David L. Robinson	8,790	-	49.610	1/22/14
	9,000	-	52.539	1/26/15
	11,449	-	52.560	1/26/16
	11,175	-	48.390	1/25/17
	23,286	-	47.130	1/24/18
	14,533	7,267	43.015	1/21/19
	6,967	13,933	56.625	1/28/20
	-	21,300	50.760	1/27/21	7,500	329,250

Jennifer J. Finger	21,310	-	40.750	1/23/13
	17,300	-	49.610	1/22/14
	17,800	-	52.539	1/26/15
	22,600	-	52.560	1/26/16
	22,204	-	48.390	1/25/17
	23,148	-	47.130	1/24/18
	14,400	7,200	43.015	1/21/19
	6,934	13,866	56.625	1/28/20
	-	21,200	50.760	1/27/21	7,450	327,055

Dennis R. Hansen	10,820	-	40.750	1/23/13
	8,790	-	49.610	1/22/14
	9,000	-	52.539	1/26/15
	11,449	-	52.560	1/26/16
	19,882	-	48.390	1/25/17
	20,930	-	47.130	1/24/18
	13,067	6,533	43.015	1/21/19
	6,234	12,466	56.625	1/28/20
	-	19,200	50.760	1/27/21	6,710	294,569

____________________

(1) Option Awards vest ratably over three years beginning one year from date of grant. Options expiring in 2019 fully vested in January 2012. Options expiring in 2020 fully vest in January 2013. Options expiring in 2021 fully vest in January 2014.

(2) RPS shares fully vest three years from date of grant if performance goals are met. RPS grants vest as follows: Ms. Finger – 2,830 shares vest in January 2012, 2,200 shares vest in January 2013, and 2,420 shares vest in January 2014; Messrs. Payne – 2,500 shares vest in January 2014; Thorson – 2,830 shares vest in January 2012, 2,200 shares vest in 2013, and 2,420 vest in January 2014; Hansen – 2,550 shares vest in January 2012, 1,980 shares vest in 2013, and 2,180 shares vest in January 2014; Robinson – 2,850 vest in January 2012, 2,210 shares vest in 2013, and 2,440 shares vest in January 2014.

Option Exercises and Stock Vested Table For Fiscal Year 2011

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized
Name	Acquired on Exercise	on Exercise($)	Acquired on Vesting	on Vesting($)(1)
David L. Payne	250,000	$1,587,960	9,440	$481,723
John "Robert" A. Thorson	5,770	53,419	2,850	145,436
David L. Robinson	21,910	185,254	2,860	145,945
Jennifer J. Finger	16,840	73,476	2,850	145,435
Dennis R. Hansen	5,090	59,858	2,560	130,636
____________________

(1) Amounts represent value upon vesting of RPS shares. Mr. Hansen and Mr. Robinson deferred receipt of RPS shares upon vesting into a Rabbi Trust for either two years or until termination under the Westamerica Deferral Plan. Dividends are paid in cash during deferral period and distributions are paid in stock.

Pension Benefits for 2011

Name	Plan Name	Present Value of Accumulated Benefit	Payments during last Fiscal Year
David L. Payne	Non-Qualified Pension Agreement	$6,257,539	$511,950

During 1997, the Corporation entered into a nonqualified pension agreement with Mr. Payne in consideration of Mr. Payne’s agreement that RPS awards granted in 1995, 1996 and 1997 would be cancelled. In January 2000, the Compensation Committee, based on the Corporation’s achievement of certain performance goals which had first been established for Mr. Payne’s 1995, 1996 and 1997 RPS awards, determined Mr. Payne’s annual pension would be $511,950. The pension commenced in 2010 at age 55 and will be paid to Mr. Payne for 20 years.

     The discount rate used to determine the present value is 4.60%, as used by the Corporation in determining benefit obligations for its post-employment retirement benefits as of December 31, 2011. The obligation is an unfunded general obligation of the Corporation.

Nonqualified Deferred Compensation Table For Fiscal Year 2011

	Executive			Aggregate
	Contributions	Aggregate	Aggregate	Balance at
	in Last Fiscal	Earnings in Last	Withdrawals/	Last Fiscal
Name	Year (1)	Fiscal Year (2)	Distributions (3)	Year End (4)
David L. Payne	$ –	$ –	$ –	$ –
John "Robert" A. Thorson	86,770	66,499	–	1,150,712
David L. Robinson	228,720	-101,342	- 22,591	1,652,178
Jennifer J. Finger	44,433	-198,437	- 36,294	2,045,915
Dennis R. Hansen	179,029	-69,009	- 16,812	1,332,760
____________________

(1) RPS shares deferred upon vesting in 2011 were disclosed as compensation in the Summary Compensation Table in 2008, the year of grant, and are therefore excluded from the Summary Compensation Table for Fiscal Year 2011. Non-equity incentive plan compensation deferred in 2011 was earned in 2010 and disclosed as compensation in the Summary Compensation Table for 2010 and is therefore excluded from the Summary Compensation Table for Fiscal Year 2011. In 2011, Mr. Robinson deferred $12,000 of salary earned in 2011 which is included in the Summary Compensation Table for Fiscal Year 2011.

(2) Includes change in value of deferred RPS shares, dividends earned on deferred RPS shares, and interest earned on deferred cash compensation. The amounts included in Summary Compensation Table for Fiscal Year 2011 on page 24 are as follows: Ms. Finger – $16,826; Messrs. Thorson – $20,393; Robinson – $16,495; and Hansen – $14,124.

(3) Includes dividends paid on deferred RPS shares.

(4) Aggregate balance of deferred compensation reported as compensation prior to 2011 is as follows: Ms. Finger — $ 2,280,648; Messrs. Thorson – $1,084,213; Hansen – $1,286,128; and Robinson – $1,616,136.

Under the Westamerica Bancorporation and Subsidiaries Deferred Compensation Plan (the “Deferred Compensation Plan”), Directors and Officers may defer up to 100% of their Director’s compensation, salary and/or non-equity incentive compensation (cash bonus) into a non-qualified, unfunded deferred compensation program. The interest rate paid during 2011 was 6.00%. The interest rate may be changed annually. Interest is compounded semi-monthly. Participants choose in advance from the following distribution commencement dates: termination of employment, January 1 following termination of employment, or a specific date at least five years from date of deferral. Payment is made in a lump sum unless the participant chooses a four-year, five-year, or ten-year annual installment.

     Under the Westamerica Bancorporation Deferral Plan, 100% of vested RPS grants may be deferred. Dividends paid on such issued and outstanding shares are paid in cash to the deferral participants, and are paid at the same rate as is paid to all other shareholders. The distribution of deferred RPS shares occurs at least two years after deferral, one month following termination, or the January 1 immediately following termination as elected by the participant at the time of deferral. If the participant is one of the named executive officers, benefit distributions that are made upon termination of employment may not start earlier than six months after the date of termination.

Potential Payments Upon Termination or Change in Control

Payments to be made to the named executive officers in the event of termination of employment or change in control are described below.

Termination

Vested NQSOs may be exercised within 90 days of termination and within one year of death or disability. RPS shares vest if the Compensation Committee determines performance goals are met. Terminated employees will receive vested RPS shares if the settlement date of the RPS grant occurs within 90 days of termination. Employees separating from service due to death, disability or retirement are eligible to receive a pro rata portion of granted RPS shares if the Compensation Committee determines that the performance goals are likely to be met for the grant period. The pro rata basis is determined by the number of full years of the vesting period completed before date of death, disability or retirement.

     Deferred compensation account balances are distributed on January 1 following termination, or a specific date at least five years from the date of deferral in the form of annual payments over four years. Payment may also be made in a lump sum or in annual payments for five or ten years as elected by the participant at the time of deferral. If the participant is one of the named executive officers, benefit distributions that are made upon termination of employment may not start earlier than six months after the date of termination.

Change in Control

A change in control is defined under the 2003 Amended Plan as shareholder approval of a dissolution or liquidation of the Corporation or a sale of substantially all of the Corporation’s assets to another corporation, or a tender offer for 5% or more of the Corporation’s outstanding common stock or a merger in which the Corporation’s shareholders before the merger hold less than 50% of the voting power of the surviving corporation after the merger.

     In the event of a change in control, unvested NQSOs and RPS shares immediately vest. The value of in-the-money options and RPS shares subject to accelerated vesting for each of the named executive officers is as follows: Ms. Finger: $333,427; Messrs. Payne: $109,750; Thorson: $333,427; Robinson: $335,681; and Hansen: $300,351. The value is computed by multiplying the difference between the market value on December 30, 2011, the last business day of 2011, and the exercise price of each option by the number of shares subject to accelerated vesting.

     Under the Corporation’s Severance Payment Plan, executive officers receive six weeks pay for every year or partial year of service up to a maximum of one year’s base salary (see Summary Compensation Table for Fiscal Year 2011 for annual base salary for all named executive officers). All named executive officers have met the service requirement for one year’s base salary. Severance pay is paid in a lump sum or on a semi-monthly basis at the discretion of the Corporation, subject to Section 409A of the Internal Revenue Code.

Certain Relationships and Related Party Transactions

In accordance with the Audit Committee Charter, the Audit Committee is responsible for reviewing and approving or disapproving all related party transactions required to be disclosed by Item 404 of Regulation S-K for potential conflicts of interest. Additionally, the Corporation’s Code of Conduct and Ethics provides rules that restrict transactions with affiliated persons.

     Certain of the Directors, executive officers and their associates have had banking transactions with subsidiaries of the Corporation in the ordinary course of business. With the exception of the Corporation’s Employee Loan Program, all outstanding loans and commitments included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons not related to the Corporation, did not involve more than a normal risk of collectibility, and did not present other favorable features. As part of the Employee Loan Program, all employees, including executive officers, are eligible to receive mortgage loans with interest rates one percent (1%) below Westamerica Bank’s prevailing interest rate at the time of loan origination. Westamerica Bank makes all loans to executive officers under the Employee Loan Program in compliance with the applicable restrictions of Section 22(h) of the Federal Reserve Act. Messrs. Hansen, Payne and Thorson have mortgage loans through this Program. The largest aggregate amount of principal during 2011 was $273,601, $496,363 and $369,669, respectively. The principal amount outstanding at December 31, 2011 was $264,291, $478,837 and $353,908, respectively. The amount of principal paid during 2011 was $9,311, $17,526, and $15,761, respectively. The amount of interest paid during 2011 was $5,759, $9,876 and $7,230, respectively. The rate of interest payable on the loan is 1.875%, 1.875% and 1.875%, respectively.

     Mr. Hansen also has a $99,000 line of credit. The largest amount of principal outstanding during 2011 was $83,375. The amount of principal paid during 2011 was $140,298 and the principal amount outstanding at December 31, 2011 was $0.00. The amount of interest paid during 2011 was $1,676. The variable rate of interest payable on the line of credit is Wall Street Journal Prime minus 0.5%

PROPOSAL 2 – APPROVE A NON-BINDING ADVISORY VOTE
ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Background

The 2010 Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) required that shareholders cast a non-binding advisory vote last year on the executive compensation paid to the executive officers listed in the Summary Compensation Table (a so-called “say-on-pay” vote), as well as an advisory vote with respect to whether future say-on-pay votes will be held every one, two or three years. The result of last year’s vote on the proposal to determine the frequency of future say-on-pay proposals was that shareholders should review executive compensation annually. Therefore, Proposal 2 requests that shareholders again approve the compensation paid to our named executive officers. Last year 99% of the shares voting on this proposal voted to support our corporation’s executive compensation strategy.

     We believe that our compensation policies and procedures are centered on a pay-for-performance culture and are strongly aligned with the long-term interests of our shareholders. Our incentive compensation plan provides for the grant of incentive stock options, non-qualified stock options, stock appreciation rights, and restricted performance shares. The Summary Compensation Table shows very stable base salaries indicative of our greater emphasis on performance-based stock and non-stock awards. Our stock and option awards are based on a minimum achievement of meeting the “threshold” level for each pre-established objective. Both awards have a three-year vesting period. Our annual incentive plan incorporates at least four financial and/or strategic performance metrics in order to properly balance risk with the incentives to drive our key annual financial and/or strategic initiatives; in addition, the annual incentive program incorporates a 150% maximum payout to further manage risk and the possibility of excessive payments.

     In 2003 shareholders approved the Corporation’s 2003 Amended Plan to include the following changes:
• Disallowing re-pricing stock options for poor stock performance;
• Limiting the number of shares that may be awarded; and
• Requiring the Compensation Committee to meet the definition of independence to enable any award intended to qualify as “performance based compensation” to meet Section 162(m) of the Internal Revenue Code. In 2009 shareholders re-approved the performance criteria for performance-based awards under the 2003 Amended Plan.

Vote Required

The “Say on Pay” proposal gives you as a shareholder the opportunity to endorse or not endorse our executive pay program through the following resolution:
     “Resolved, that the shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, which disclosure includes the compensation discussion and analysis, the compensation tables and any related footnotes and narratives in the Corporation’s proxy statement for the annual meeting of shareholders.”
     Because your vote is advisory, it will not be binding on the Board or create or imply any additional fiduciary duty by the Board. However, the Compensation Committee may take into account the outcome of the vote when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION.

PROPOSAL 3 - APPROVE THE 2012 AMENDED AND RESTATED STOCK OPTION PLAN OF 1995

General

     The Corporation’s Stock Option Plan of 1995 was adopted by the Board on January 26, 1995 and approved by shareholders on April 25, 1995. The Amended and Restated Stock Option Plan of 1995 was approved by shareholders on April 24, 2003 (the “2003 Amended Plan”). The Amended 2003 Plan will expire on April 24, 2013. Shareholders are being asked to further amend the 2003 Amended Plan by approving the 2012 Amended and Restated Stock Option Plan of 1995 (the “2012 Amended Plan”) that will, among other things, reduce the number of shares available for future issuance from 4,307,593 to 1,500,000, extend the term of the plan to April 26, 2022, and amend the circumstances which define a “change of control” which results in full vesting of all stock awards. The 2012 Amended Plan is subject to shareholder approval at the April 26, 2012 Annual Meeting of Shareholders. A summary of proposed changes is set forth below, followed by a summary description of the entire 2012 Amended Plan. The full text of the 2012 Amended Plan is attached to this proxy statement as Exhibit A.

     Approval of the 2012 Amended Plan will allow Westamerica to continue to provide long-term incentives to employees who are responsible for the success and growth of Westamerica, to further align the interests of employees with the interests of the shareholders and to assist Westamerica in attracting and retaining employees of experience and outstanding ability.

Summary of Changes

Available Shares Limited. On January 1 of each plan year, the 2003 Amended Plan reserves shares outstanding for issuance, in addition to unissued, cancelled, terminated or forfeited shares from previous years of the plan. The 2003 Amended Plan limits annual reserves for options to the least of (i) 2% of shares outstanding on January 1 of each plan year, (ii) 675,000 shares, or (iii) a lesser amount as the Board may determine. The 2012 Amended Plan eliminates the annual reservation of shares outstanding for issuance and reduces the current reserve of 4,307,593 shares to 1,500,000 (plus shares that become available if awards under prior plans expire unexercised or are cancelled, forfeited or terminated before being exercised). Any additional authorization of shares available for issuance must be approved by shareholders. The average annual grant of shares during 2009, 2010, and 2011 under the current plan has been approximately 291,000.

Plan Expiration Date. The 2003 Amended Plan expires April 24, 2013. The proposed 2012 Amended Plan expires on April 26, 2022 after which shareholder approval is again required to extend the term or approve a new stock option plan.

Full Vesting of Awards Upon a Change in Control. The 2003 Amended Plan states that Options and Restricted Performance Shares shall immediately become exercisable in full and deemed fully vested, respectively, in the event that either (a) the shareholders of the Corporation approve a dissolution or liquidation of the Corporation or a sale of all or substantially all of the Corporation’s assets to another corporation, or (b) a tender within the meaning of Section 14 of the Exchange Act is made for five percent (5%) or more of the Corporation’s outstanding Common Stock by any person other than the Corporation or any of its Subsidiaries.
     The proposed 2012 Amended Plan states that Options and Restricted Performance Shares shall immediately become exercisable in full and deemed fully vested, respectively, in the event of a “Change of Control,” defined as: (i) The acquisition by any individual, entity, or group (other than a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or a corporation owned directly or indirectly by the shareholders of the Corporation in substantially the same proportions as their ownership of Common Stock of the Corporation) of Beneficial Ownership of twenty-five percent (25%) or more of the combined voting power of the Corporation’s then outstanding securities with respect to the election of Directors of the Corporation; (ii) The consummation of a reorganization, merger, or consolidation of the Corporation or sale or other disposition of all or substantially all of the assets of the Corporation; excluding, however, a corporate transaction pursuant to which all or substantially all of the individuals or entities who are the Beneficial Owners of the Corporation immediately prior to the corporate transaction will beneficially own, directly or indirectly, more than fifty percent (50%) of the outstanding shares of common stock of the resulting entity and of the combined voting power of the outstanding securities entitled to vote for the election of directors of such entity; or (iii) Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided, that any individual who becomes a Director of the Corporation subsequent to the Effective Date, whose election, or nomination for election by the Corporation’s shareholders, was approved by the vote of at least a majority of the Directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a Director of the Corporation as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board.

No Repricing for Poor Stock Performance. The 2012 Amended Plan preserves Article IV paragraph 3 of the 2003 Amended Plan which states that the exercise price of outstanding options may not be decreased and no option may be cancelled or forfeited and immediately re-granted to affect the same result, and preserves Article XII of the 2003 Amended Plan which allows the price of options to be adjusted to reflect stock splits and other corporate actions.

Compensation Committee Composition. The 2012 Amended Plan preserves Article IV paragraph 1 of the 2003 Amended Plan which states that the composition of the Committee shall meet the definition of independence to enable any award intended to qualify as “performance based compensation” to meet Section 162(m) of the Internal Revenue Code.

Summary of the 2012 Amended Plan

Shares Available for Issuance. The proposed 2012 Amended and Restated Stock Option Plan of 1995 provides for awards in the form of restricted performance shares, stock options, stock appreciation rights (“SARs”), or any combination thereof. To date, no awards have been made under the 2012 Amended Plan or have been committed. The shares of common stock available for issuance under the 2003 Amended Plan as of February 27, 2012 are 4,307,593; shareholder approval of the 2012 Amended Plan will reduce the shares of Common Stock available for issuance to 1,500,000. In addition, awards outstanding under prior plans as of April 26, 2012 (approximately 2,385,284 shares) that expire or are cancelled, forfeited or terminated before being exercised shall become available for future awards under the 2012 Amended Plan. In If any restricted performance shares, options or SARs granted under the 2012 Amended Plan are forfeited, or if options or SARs terminate for any other reason prior to exercise, then the underlying shares of Common Stock shall again become available for awards. If SARs are exercised for cash, the number of shares underlying such awards shall become available for further awards. Notwithstanding the foregoing, no more than 500,000 shares of Common Stock shall be available for the grant of incentive stock options (“ISOs”) over the term of the Plan. The shares available for award hereunder, the grants and the grant limits may be subject to adjustment for stock splits and certain other events.

Administration and Eligibility. The 2012 Amended Plan is to be administered by a committee of the Board whose composition will enable the 2012 Amended Plan to qualify (i) under Rule 16b-3 of the Exchange Act with regard to the grant of awards to persons who are subject to Section 16 of the Exchange Act and (ii) under Section 162(m) of the Internal Revenue Code (Code) with regard to any award intended to qualify as performance based compensation. The Committee selects the employees of the Corporation or any subsidiary who will receive awards, determines the size of the award and establishes the vesting or other conditions. All employees of the Corporation (or any subsidiary of the Corporation) are eligible to participate in the Plan. As of January 1, 2012, 34 employees were qualified by the Compensation Committee to participate in the 2003 Amended Plan. As of February 27, 2012, the fair market value of a Company common share was $48.03.

Payment. In general, no payment will be required upon receipt of an award.

Restricted Performance Shares. A restricted performance share (“RPS”) is an unfunded bookkeeping entry representing the equivalent of one share of Common Stock, and it is nontransferable prior to the holder’s death. A holder of restricted performance shares has no voting rights or other privileges as a shareholder.
     Restricted performance shares, when vested, will be settled by distributing shares of Common Stock. The number of shares of Common Stock distributed in settlement of restricted performance shares may be smaller than the number of restricted performance shares granted, depending upon the attainment of performance objectives. These performance conditions may be established pursuant to Code Section 162(m) and many include one or more of the following: (i) earnings, (ii) diluted earnings per share, (iii) revenue and revenue per diluted share, (iv) expenses, (v) share price, (vi) return on equity, (vii) return on equity relative to the average return on equity for similarly sized institutions, (viii) return on assets, (ix) return on assets relative to the average return on assets for similarly sized institutions, (x) efficiency ratio (operating expenses divided by operating revenues), (xi) net loan losses as a percentage of average loans outstanding, (xii) nonperforming assets, and (xiii) nonperforming assets as a percentage of total assets, and may be calculated in accordance with the formula established for a performance period. A performance period shall be any period not exceeding 36 months, as determined by the Committee in its sole discretion. No key employee shall receive a grant for more than 25,000 restricted performance shares with respect to a performance period.

Stock Options. Options may include nonstatutory stock options (NQSOs) as well as ISOs intended to qualify for special tax treatment. No optionee shall be granted options during any calendar year in excess of 300,000 shares of Common Stock. The term of an option cannot exceed ten years, and the exercise price of an option must be equal to or greater than the fair market value of the Common Stock on the date of grant. The exercise price of an option may be paid in any lawful form permitted by the Committee, including (without limitation) the surrender of shares of Common Stock already owned by the optionee. The Plan also allows the optionee to pay the exercise price of an option by giving exercise/sale directions. If exercise/sale directions are given, a number of option shares sufficient to pay the exercise price and any withholding taxes is issued directly to a securities broker selected by the Corporation who, in turn, sells these shares in the open market. The broker remits to the Corporation the proceeds from the sale of these shares, and the optionee receives the remaining option shares or cash.

Stock Appreciation Rights. A SAR permits the participant to elect to receive any appreciation in the value of the underlying stock from the Corporation in cash. No optionee shall be granted SARs during any calendar year in excess of 300,000 shares of the Common Stock of the Corporation. The amount payable on exercise of a SAR is measured by the difference between the market value of the underlying stock at exercise and the exercise price.

Vesting Conditions. As noted above, the Committee determines the number of restricted performance shares, stock options or SARs to be included in the award as well as the vesting and other conditions. The vesting conditions may be based on the employee’s service, his or her individual performance, the Corporation’s performance, or other criteria. Vesting conditions for RPS will be based on the Corporation’s, individual’s or other performance. It is anticipated that the vesting conditions for NQSOs, ISOs and SARs generally will be based on the employee’s service after the date of grant. Vesting may be accelerated in the event of the employee’s death, disability or retirement and will be fully accelerated in the event of a change in control with respect to the Corporation. For purposes of the 2012 Amended Plan, a change in control includes: (i) the acquisition by any individual, entity, or group (other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of Stock of the Company) of Beneficial Ownership of twenty-five percent (25%) or more of the combined voting power of the Company’s then outstanding securities with respect to the election of Directors of the Company; (ii) the consummation of a reorganization, merger, or consolidation of the Company or sale or other disposition of all or substantially all of the assets of the Company; excluding, however, a corporate transaction pursuant to which all or substantially all of the individuals or entities who are the Beneficial Owners of the Company immediately prior to the corporate transaction will beneficially own, directly or indirectly, more than fifty percent (50%) of the outstanding shares of common stock of the resulting entity and of the combined voting power of the outstanding securities entitled to vote for the election of directors of such entity; or (iii) individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided, that any individual who becomes a Director of the Company subsequent to the Effective Date, whose election, or nomination for election by the Company’s shareholders, was approved by the vote of at least a majority of the Directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a Director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board.

Nontransferability of Awards. Unless the individual award agreement provides otherwise, with respect to awards other than incentive stock options, awards granted under the Plan may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution.

Modifications. The Committee is authorized, within the provisions of the Plan, to amend the terms of outstanding restricted performance shares, to modify or extend outstanding options or SARs, or to exchange new options for outstanding options; provided, however, the Committee will not reprice options by canceling and immediately granting options with a lower price.

Federal Income Tax Consequences

The following discussion of the federal income tax consequences of the ISOs and NQSOs under the Plan is intended to be a summary of applicable federal law. State and local tax consequences may differ. Because the federal income tax rules governing options and related payments are complex and subject to frequent change, optionees are advised to consult their tax advisors prior to exercise of options or dispositions of stock acquired pursuant to option exercise.
     ISOs and NQSOs are treated differently for federal income tax purposes. ISOs are intended to comply with the requirements of Section 422 of the Code. NQSOs need not comply with such requirements. An optionee is not taxed on the grant or exercise of an ISO. The difference between the exercise price and the fair market value of the shares on the exercise date will, however, be a preference item for purposes of the alternative minimum tax. If an optionee holds the shares acquired upon exercise of an ISO for at least two years following grant and at least one year following exercise, the optionee’s gain, if any, upon a subsequent disposition of such shares is long-term capital gain. The measure of the gain is the difference between the proceeds received on disposition and the optionee’s basis in the shares (which generally equals the exercise price). If an optionee disposes of stock acquired pursuant to exercise of an ISO before satisfying the one- and two-year holding periods described above, the optionee will recognize both ordinary income and capital gain in the year of disposition. The amount of the ordinary income will be the lesser of (i) the amount realized on disposition less the optionee’s adjusted basis in the stock (usually the exercise price) or (ii) the difference between the fair market value of the stock on the exercise date and the exercise price. The balance of the consideration received on such a disposition will be long-term capital gain if the stock had been held for at least one year following exercise of the ISO. The Corporation is not entitled to an income tax deduction on the grant or exercise of an ISO or on the optionee’s disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, the Corporation will be entitled to a deduction in the year the optionee disposes of the shares, in an amount equal to the ordinary income recognized by the optionee.
     An optionee is not taxed on the grant of a NQSO. On exercise, however, the optionee recognizes ordinary income equal to the difference between the exercise price and the fair market value of the shares on the date of exercise. The Corporation is entitled to an income tax deduction in the year of exercise in the amount recognized by the optionee as ordinary income. Any gain on subsequent disposition of the shares is long-term capital gain if the shares are held for at least one year following exercise. The Corporation does not receive a deduction for this gain.
     An optionee is not taxed on the grant of RPS. Upon receipt of vested shares, however, the optionee recognizes ordinary income equal to the fair market value of the shares on the date of distribution. The Corporation is entitled to an income tax deduction in the year of distribution in the amount recognized by the optionee as ordinary income. Any gain on subsequent disposition of the shares is long-term capital gain if the shares are held for at least one year following exercise. The Corporation does not receive a deduction for this gain.
     An optionee is not taxed on the grant of SARs. Upon receipt of cash settlement, however, the optionee recognizes ordinary income equal to cash received. The Corporation is entitled to an income tax deduction in the year of settlement in the amount recognized by the optionee as ordinary income.

New Plan Benefits

The Committee has full discretion to determine the number and amount of options to be granted to employees under the Plan, subject to the Plan’s grant limits. Therefore, the benefits and amounts that will be received by the Chief Executive Officer and the four other most highly compensated executive officers, the executive officers as a group and all other employees are not determinable. Details on stock options granted during the last three years to the Chief Executive Officer and the four other most highly compensated executive officers are presented in the table entitled Summary Compensation Table.

Equity Compensation Plan Information

The following table summarizes share information about Westamerica’s equity compensation plans, including the 1995 Stock Option Plan, and the 2003 Amended Plan. These plans have been approved by our shareholders.

Number of
securities remaining
	Number of securities		available for future
	to be issued upon	Weighted-average	issuance under equity
	exercise of outstanding	exercise price of	compensation plans
	options, warrants,	outstanding options,	(excluding securities
Plan Category	and rights (1)	warrants and rights (1)	reflected in column (a)) (1) (2)
Equity compensation plans approved by shareholders	2,325,951 (3)	$49.34	4,060,710
Equity compensation plans not approved by security holders	–	N/A	–
Total	2,325,951	$49.34	4,060,710
____________________

(1) The information in the above table is as of the end of the 2011 fiscal year.

(2) Under the current Amended and Restated Stock Plan of 1995 (the “2003 Amended Plan”), the maximum aggregate number of shares for which options or other rights may be granted in any calendar year will be increased by the least of (i) two percent (2%) of the share of common stock outstanding as of the last day of the prior fiscal year, (ii) 675,000 shares, subject to adjustment pursuant to Article XII, or (iii) such lesser amount as the Board may determine. Any shares that have been reserved but not issued under Awards during any calendar year remain available for grant during any subsequent calendar year. Awards that expire or are cancelled, forfeited or terminated before being exercised again become available for future awards under the plan. If shareholders approve the proposed 2012 Amended and Restated Stock Option Plan of 1995:

• the number of shares remaining available for future issuance under equity compensation plans will be reduced to 1,500,000 (plus additional shares that become available as described below) as of April 26, 2012, which amount will be increased only by the affirmative vote of shareholders;
• unexercised and non-vested awards outstanding under prior plans as of April 26, 2012 (approximately 2,385,284 shares) will remain in force; and if they expire before being exercised or are cancelled, forfeited, or terminated, those shares will become available (in addition to the base number of 1,500,000 shares) for future awards under the 2012 Amended Plan;
• awards granted after April 26, 2012 under the 2012 Amended Plan that expire or are cancelled, forfeited or terminated before being exercised shall again become available for future awards under the plan; and
• the 2012 Amended and Restated Stock Option Plan of 1995 will remain in effect until April 26, 2022.

(3) Includes 50,220 restricted performance shares (RPS) that were outstanding on December 31, 2011 under Westamerica’s Amended and Restated Stock Option Plan of 1995. RPS awards currently outstanding vest upon achievement of predetermined performance goals at the end of the third year following the date of grant. RPS awards do not have an exercise price; their value is dependent upon the achievement of certain performance goals and may be settled for common stock on a one-for-one or cash basis. Accordingly, the RPS awards have been disregarded for purposes of computing the weighted-average exercise price.

Required Approval

The affirmative vote of the holders of a majority of the shares of Common Stock present and voting at the Meeting, but not less than a majority of a quorum, is required to approve the Plan. Properly executed proxies received by the Corporation which have not indicated any vote on the Plan will be voted FOR approval of the Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE PLAN.

PROPOSAL 4 – RATIFY SELECTION OF INDEPENDENT AUDITOR

The Audit Committee has approved the selection of the firm of KPMG LLP to serve as independent auditors for 2012 to examine the consolidated financial statements of the Corporation. Action by the shareholders is not required by law in the appointment of independent auditors, but their appointment is submitted by the Audit Committee and the Board of Directors in order to give the shareholders an opportunity to present their views. If the proposal is approved, the Audit Committee, in its discretion, may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Corporation and its shareholders. If the proposal to ratify the selection of KPMG LLP as the Corporation’s independent auditors is rejected by the shareholders then the Audit Committee will reconsider its choice of independent auditors.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE SELECTION OF KPMG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Audit Fees

     The aggregate fees billed to the Corporation by KPMG with respect to services performed for fiscal 2011 and 2010 are as follows:

	2011	2010
Audit fees (1)	$710,000	$735,000
Audit related fees	–	–
Tax fees	–	–
All other fees	–	–
	$710,000	$735,000
____________________

(1) Audit fees consisted of fees billed by KPMG for professional services rendered for the audit of the Corporation’s consolidated financial statements, reviews of the consolidated financial statements included in the Corporation’s quarterly reports on Form 10-Q, and the audit of the Corporation’s internal controls over financial reporting. The audit fees also relate to services such as consents and audits of mortgage banking subsidiaries.

Pre-Approval Policies and Procedures

The Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of any public accounting firm engaged by the Corporation for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Corporation. Any accounting firm appointed by the Corporation reports directly to the Audit Committee.

     The Audit Committee must pre-approve all auditing services and permitted non-audit services by its independent auditors and the fees to be paid by the Corporation for these services, except for those fees qualifying for the “de minimis exception” which provides that the pre-approval requirement for certain non-audit services may be waived if certain expressed standards and requirements are satisfied prior to completion of the audit under certain conditions. This exception requires that the aggregate amount of all such services provided constitutes no more than five percent of the total amount of revenue paid to the audit firm by the Corporation during the fiscal year in which the services are provided. At the time of the engagement, the Corporation did not recognize such services to be non-audit services, and such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit by the Audit Committee. During fiscal year 2011, there were no non-audit services that were provided using this exception.

     The Audit Committee may delegate to one or more members of the Audit Committee the authority to grant pre-approvals of non-audit services and fees. In such event, the decisions of the member or members of the Committee regarding pre-approvals are presented to the full Audit Committee at its next meeting. The Audit Committee pre-approved 100% of all services performed on behalf of the Corporation by KPMG during fiscal year 2011.

AUDIT COMMITTEE REPORT

The material in this report is not soliciting material and is not deemed filed with the SEC. It is not incorporated by reference in any of the Corporation’s filings under the Securities Act of 1933 or the Exchange Act, whether made in the past or in the future even if any of those filings contain any general incorporation language.

     The Audit Committee is composed of four Directors who are neither officers nor employees of the Corporation, and who meet the NASDAQ independence requirements for Audit Committee members. The Audit Committee selects, appoints and retains the Corporation’s independent auditors and is responsible for their compensation and oversight.

     In performing its functions, the Audit Committee acts only in an oversight capacity and necessarily relies on the work and assurances of the Corporation’s management, which has the primary responsibility for financial statements and reports, and of the independent auditors. The auditors express an opinion on the conformity of the Corporation’s annual financial statements to generally accepted accounting principles. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited consolidated financial statements for the fiscal year 2011 and discussed them with Management and with KPMG, the Corporation’s independent auditors.

     Management represented to the Audit Committee that the Corporation’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. Management also represented that it performed an assessment of the effectiveness of internal control over financial reporting as of December 31, 2011, and that internal control over financial reporting was effective. The Audit Committee discussed with the auditors matters required to be discussed by Statement on Auditing Standards No. 114 (The Auditor’s Communication with Those Charged with Governance) as amended, including the auditors’ judgment about the quality as well as the acceptability of the Corporation’s accounting principles, as applied in its financial reporting.

     The auditors also provided to the Audit Committee the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee discussed with auditors the firm’s independence.

     Based on the Audit Committee’s discussion with Management and the independent auditors, the Audit Committee’s review of the representations of Management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2011 for filing with the SEC.

     Submitted by the Audit Committee
          Ronald A. Nelson, Chairman
          Louis E. Bartolini
          E. Joseph Bowler
          Catherine C. MacMillan

SHAREHOLDER PROPOSAL GUIDELINES

To be considered for inclusion in the Corporation’s Proxy Statement and form of proxy for next year’s Annual Meeting, shareholder proposals must be delivered to the Corporate Secretary of the Corporation, Westamerica Bancorporation A-2M, P.O. Box 1200, Suisun City, CA 94585, no later than 5:00 p.m. on November 17, 2012. However, if the date of next year’s Annual Meeting is changed by more than 30 days from the date of this year’s

Meeting, the notice must be received by the Corporate Secretary a reasonable time before we begin to print and mail our Proxy Statement. All such proposals must meet the requirements of Rule 14a-8 under the Exchange Act.

     In order for business, other than a shareholder proposal submitted for the Corporation’s Proxy Statement, to be properly brought before next year’s Annual Meeting by a shareholder, the shareholder must give timely written notice to the Secretary of the Corporation. To be timely, written notice must be received by the Secretary of the Corporation at least 45 days before the anniversary of the day our Proxy Statement was mailed to shareholders in connection with the previous year’s Annual Meeting or January 27, 2013, for the 2013 Annual Meeting. If the date of the Annual Meeting is changed by more than 30 days, the deadline is a reasonable time before we begin to mail our Proxy Statement. A shareholder’s notice must set forth a brief description of the proposed business, the name and residence address of the shareholder, the number of shares of the Corporation’s common stock that the shareholder owns and any material interest the shareholder has in the proposed business.

     Westamerica reserves the right to reject, to rule out of order, or to take other appropriate action with respect to any proposal that does not comply with these and other applicable legal requirements.

SHAREHOLDER COMMUNICATION TO BOARD OF DIRECTORS

     Shareholders and other interested parties who wish to communicate with the Board may do so by writing to: Kris Irvine, VP/Corporate Secretary, Westamerica Bancorporation A-2M, P.O. Box 1200, Suisun City, CA 94585. The Directors have established procedures for the handling of communications from shareholders and other interested parties and have directed the Corporate Secretary to act as their agent in processing any communications received. All communications that relate to matters that are within the responsibility of one of the Board Committees are to be forwarded to the Chair of the appropriate Committee. Communications that relate to ordinary business matters that are not within the scope of the Board’s responsibilities, such as customer complaints, are to be sent to Management. Solicitations, junk mail and obviously frivolous or inappropriate communications are not to be forwarded, but will be made available to any Director who wishes to review them.

OTHER MATTERS

The Board of Directors does not know of any matters to be presented at the Annual Meeting other than those specifically referred to in this Proxy Statement. If any other matters should properly come before the Meeting or any postponement or adjournment of the meeting, the persons named in the enclosed proxy intend to vote thereon in accordance with their best business judgment. If a nominee for Director becomes unavailable to serve as a Director, the Proxies will vote for any substitute nominated by the Board of Directors.

     The Corporation will pay the cost of proxy solicitation. The Corporation has retained the services of Georgeson to assist in the proxy distribution at a cost not to exceed $2,000 plus reasonable out-of-pocket expenses. The Corporation will reimburse banks, brokers and others holding stock in their names or names of nominees or otherwise, for reasonable out-of-pocket expenses incurred in sending proxies and proxy materials to the beneficial owners of such stock.

BY ORDER OF THE BOARD OF DIRECTORS

Kris Irvine
VP/Corporate Secretary

Dated: March 12, 2012

EXHIBIT A

2012 AMENDED AND RESTATED WESTAMERICA BANCORPORATION
STOCK OPTION PLAN OF 1995

I.	Definitions		A-1
	1.	“Award”	A-1
	2.	“Award Agreement”	A-1
	3.	“Beneficial Owner or Beneficial Ownership”	A-1
	4.	“Board”	A-1
	5.	“Change in Control”	A-1
	6.	“Code”	A-1
	7.	“Committee”	A-1
	8.	“Common Stock”	A-1
	9.	“Corporation”	A-1
	10.	“Director”	A-1
	11.	“Employee”	A-2
	12.	“Fair Market Value”	A-2
	13.	“Grant”	A-2
	14.	“Grant Agreement”	A-2
	15.	“Grantee”	A-2
	16.	“ISO”	A-2
	17.	“NQSO”	A-2
	18.	“Option Agreement”	A-2
	19.	“Option”	A-2
	20.	“Optionee”	A-2
	21.	“Person”	A-2
	22.	“Plan”	A-2
	23.	“Pre-Existing Award”	A-2
	24.	“SAR”	A-2
	25.	“Subsidiary”	A-2
	26.	“Westamerica Bancorporation”	A-2
II.	Purpose		A-3
III.	Shares Subject to the Plan		A-3

A-i

IV.	Administration of the Plan		A-3
	1.	Committee Procedures	A-3
	2.	Committee Responsibilities	A-3
	3.	Modification, Extension and Renewal of Awards	A-4
	4.	Limitations on SARs and Options	A-4
IVA.	Stock Appreciation Rights		A-4
V.	Eligible Employees		A-4
VI.	Option Exercise Price		A-5
VII.	Payment of Option Exercise Price		A-5
VIII.	Terms and Exercise of Options		A-5
IX.	Termination of Employment		A-5
X.	Non-Transferability		A-5
XI.	Restricted Performance Share Grants		A-6
XII.	Adjustments Upon Changes in Stock		A-6
XIII.	Rights as a Grantee, Shareholder, or Employee		A-7
XIV.	Other Provisions		A-7
XV.	Registration and Resale		A-7
XVI.	Effective Date, Term and Shareholder Approval		A-7
XVII.	Amendment of Plan		A-7
XVIII.	Taxes		A-8

A-ii

I. DEFINITIONS

As used herein, the following terms have the following meanings:

1. “Award” means an Option, a SAR or a Grant.

2. “Award Agreement” means a written award agreement duly executed on behalf of the Corporation, delivered to a Grantee, and executed by such Grantee in accordance with Article XIII hereof.

3. “Beneficial Owner or Beneficial Ownership” shall have the meaning ascribed to such term in rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

4. “Board” means the Board of Directors of the Corporation.

5. “Change in Control” means: (i) The acquisition by any individual, entity, or group (other than a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or a corporation owned directly or indirectly by the shareholders of the Corporation in substantially the same proportions as their ownership of Common Stock of the Corporation) of Beneficial Ownership of twenty-five percent (25%) or more of the combined voting power of the Corporation’s then outstanding securities with respect to the election of Directors of the Corporation; (ii) The consummation of a reorganization, merger, or consolidation of the Corporation or sale or other disposition of all or substantially all of the assets of the Corporation; excluding, however, a corporate transaction pursuant to which all or substantially all of the individuals or entities who are the Beneficial Owners of the Corporation immediately prior to the corporate transaction will beneficially own, directly or indirectly, more than fifty percent (50%) of the outstanding shares of common stock of the resulting entity and of the combined voting power of the outstanding securities entitled to vote for the election of directors of such entity; or (iii) Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided, that any individual who becomes a Director of the Corporation subsequent to the Effective Date, whose election, or nomination for election by the Corporation’s shareholders, was approved by the vote of at least a majority of the Directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a Director of the Corporation as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board.

6. “Code” means the Internal Revenue Code of 1986, as amended.

7. “Committee” means the Committee described in Article IV hereof.

8. “Common Stock” means the Common Stock of the Corporation.

9. “Corporation” means Westamerica Bancorporation, a California corporation.

10. “Director” means any individual who a member of the Board of the Corporation.

11. “Employee” means any officer or salaried employee of Westamerica Bancorporation.

12. “Fair Market Value” shall mean (i) the mean of the highest and lowest selling price of a share of Common Stock on the principal exchange on which the shares are trading, on the first trading day immediately preceding the date on which the Fair Market Value is determined, or (ii) if the shares are not traded on an exchange but are quoted on the NASDAQ Stock Market or a successor quotation system, the mean of the highest and lowest selling price on the first trading day immediately preceding the date on which the Fair Market Value is determined, or (iii) if the shares are not traded on an exchange or quoted on the NASDAQ Stock Market or a successor quotation system, the fair market value of a share, as determined by the Committee in good faith, and, in the case of ISOs, in accordance with Section 422 of the Code. Such determination shall be conclusive and binding on all persons.

13. “Grant” means a restricted performance share grant awarded pursuant to Article XI.

14. “Grant Agreement” means a written grant agreement duly executed on behalf of the Corporation, delivered to a Grantee, and executed by such Grantee in accordance with Article XI hereof.

15. “Grantee” means an Employee who has been granted an Award.

16. “ISO” means a stock option that is intended to meet the requirements of Section 422 of the Code and is designated an Incentive Stock Option or ISO by the Committee.

17. “NQSO” means an Option that is not an ISO.

18. “Option Agreement” means a written option agreement duly executed on behalf of the Corporation, delivered to an Optionee, and executed by such Optionee in accordance with Article XIII hereof.

19. “Option” means either an ISO or an NQSO granted under the Plan and entitling the holder to purchase share(s) of Common Stock.

20. “Optionee” means an Employee who has been granted an Option.

21. “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Securities Exchange Act of 1934 and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

22. “Plan” means the 2012 Amended and Restated Westamerica Bancorporation Stock Option Plan of 1995, as set forth herein.

23. “Pre-Existing Award” means any nonqualified stock option or restricted performance share grant awarded under the Amended and Restated Westamerica Bancorporation Stock Option Plan, as approved by the Corporation’s shareholders April 24, 2003.

24. “SAR” means a stock appreciation right granted pursuant to Article IVA.

25. “Subsidiary” shall mean any corporation, if the Corporation and/or one or more other Subsidiaries own not less than 50 percent of the total combined voting power of all classes of outstanding stock of such corporation. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

26. “Westamerica Bancorporation” means the Corporation or any present or future Subsidiary.

II. PURPOSE

It is the purpose of this amended and restated Plan to provide a means whereby those Employees who have responsibilities for the successful administration and management of Westamerica Bancorporation and whose present and potential contributions to the success of Westamerica Bancorporation are of importance to the Corporation can acquire a proprietary interest in the Corporation thereby providing an incentive for continuing beneficial services to the Corporation.

III. SHARES SUBJECT TO THE PLAN

The aggregate number of shares reserved for Awards under the Plan prior to this amendment and restatement equals 4,307,593. Upon the approval by the shareholders of the Corporation of the Plan, the aggregate number of shares reserved for Awards under the Plan will be 1,500,000 (plus additional shares that become available as described in the following sentence). If any Pre-Existing Award expires, is cancelled, forfeited or terminates for any reason before being exercised, then the shares of Common Stock subject to such Award shall become available for future Awards under the Plan in addition to the base number of 1,500,000 shares. If any Award expires, is cancelled, forfeited or terminates for any reason before being exercised, then the shares of Common Stock subject to such Award shall again become available for future Awards under the Plan. In addition, when SARs are surrendered for cash, the shares of Common Stock subject to such SARs shall be restored to the share pool available for future Awards. Notwithstanding the foregoing, no more than 500,000 shares of Common Stock shall be available for the grant of ISOs over the term of the Plan.

IV. ADMINISTRATION OF THE PLAN

1. Committee Procedures. The Committee shall be designated by the Board and shall have such membership composition which enables (1) the Plan to qualify under Rule 16b-3 issued under the Securities Exchange Act of 1934 (the “Exchange Act”) with regard to the grant of Awards to persons who are subject to Section 16 of the Exchange Act and (2) any Award intended to qualify as “performance based compensation” within the meaning of Section 162(m) of the Code and the regulations thereunder, to so qualify. The Committee may hold meetings at such times and places as it shall determine. The acts of a majority of the Committee members present at meetings at which a quorum exists, or acts reduced to or approved in writing by all Committee members, shall be valid acts of the Committee.

2. Committee Responsibilities. Subject to the provisions of the Plan, the Committee shall have full authority and discretion to take the following actions:
(a)	To interpret the Plan and to apply its provisions;
(b)	To adopt, amend or rescind rules, procedures and forms relating to the Plan;
(c)	To authorize any person to execute, on behalf of the Corporation, any instrument required to carry out the purposes of the Plan;
(d)	To determine when Awards are to be granted under the Plan;
(e)	To select the recipients of Awards and grant Awards;
(f)	To determine the number of shares to be subject to each Award;
(g)	To prescribe the terms and conditions of each Award, including (without limitation) the exercise price, the vesting or duration of the Award (including accelerating the vesting of the Award), to determine whether an Option is to be classified as an ISO or NQSO, and to specify the provisions of the Award Agreement relating to such Award;
(h)	To amend any outstanding Award Agreement, subject to applicable legal restrictions and to the consent of the Employee who entered into such agreement;
(i)	To prescribe the consideration for the grant of each Award under the Plan and to determine the sufficiency of such consideration;
(j)	To determine the disposition of each Award under the Plan in the event of an Employee’s divorce or dissolution of marriage;

(k)	To determine whether Options or other Awards under the Plan will be granted in replacement of other grants under an incentive or other compensation plan of an acquired business;
(l)	To correct any defect, supply any omission, or reconcile any inconsistency in the Plan, or any Option or Award Agreement; and
(m)	To take any other actions deemed necessary or advisable for the administration of the Plan.

     Subject to the requirements of applicable law, the Committee may designate persons other than members of the Committee to carry out its responsibilities and may prescribe such conditions and limitations as it may deem appropriate, except that the Committee may not delegate its authority (1) with regard to the selection for participation of or the granting of Awards under the Plan to persons subject to Section 16 of the Exchange Act and (2) to preclude any Award intended to qualify as “performance based compensation” within the meaning of Section 162(m) of the Code and the regulations thereunder, from so qualifying. All decisions, interpretations and other actions of the Committee shall be final and binding on all Award recipients, and all persons deriving their rights from an Award recipient. No member of the Committee shall be liable for any action that he has taken or has failed to take in good faith with respect to the Plan or any Award.

3. Modification, Extension and Renewal of Awards. Within the limitations of the Plan, the Committee may modify, extend or renew outstanding Awards. Notwithstanding anything herein to the contrary, the exercise price of outstanding Options may not be decreased (except pursuant to Article XII) and Options may not be cancelled or forfeited and immediately re-granted to effect the same result. The foregoing notwithstanding, no modification of an Award shall, without the consent of the Employee, impair his rights or increase his obligations under such Award.

4. Limitations on SARs and Options. No Employee shall be granted SARs or Options during any calendar year in excess of 300,000 shares of Common Stock.

IVA. STOCK APPRECIATION RIGHTS

1. The Committee shall also have the authority to grant SARs on such terms and conditions as it deems appropriate, consistent with the purposes of the Plan. On surrender of each SAR, the SAR holder shall receive a cash payment equal to the difference obtained by subtracting (1) the Fair Market Value of one share of Common Stock on the surrender date from (2) the Fair Market Value of one share of Common Stock on the date the SAR was granted.

2. The Committee shall from time to time determine which Employees shall be granted SARs under the Plan, the terms thereof, and the number of SARs to be granted.

3. The term of a SAR shall be determined by the Committee but in no event shall the term extend beyond ten years from the date of the grant. SARs may be exercisable in full or in installments, as the Committee determines at the date of grant.

4. The provisions of this Plan applicable to Options shall apply to SARs where the context so permits and as necessary to carry out the purposes of the Plan, as determined by the Committee in its sole discretion.

V. ELIGIBLE EMPLOYEES

1. The persons who shall be eligible to receive Awards shall be such Employees as the Committee, in its sole discretion, shall select from time to time during the duration of the Plan.

2. A Director of the Corporation or of a Subsidiary shall not be eligible to receive an Award unless such director is also an Employee.

VI. OPTION EXERCISE PRICE

The exercise price of each Option granted hereunder shall be determined by the Committee, but in no event shall be less than one hundred percent (100%) of the Fair Market Value of the Common Stock at the time such Option is granted, as determined by the Committee. Such exercise price shall be adjusted as provided in Article XII hereof.

VII. PAYMENT OF OPTION EXERCISE PRICE

The exercise price with respect to the Common Stock being purchased by an Optionee upon the exercise of an Option in whole or in part shall be paid in full to the Corporation either (i) in cash, (ii) by delivery of Common Stock owned by the Optionee for such duration as may be specified by the Committee and duly endorsed for transfer to the Corporation, or (iii) a combination of cash and Common Stock. Shares of Common Stock owned by the Optionee and delivered to the Corporation in payment of all or part of the exercise price of an Option shall be valued for this purpose at one hundred percent (100%) of the Fair Market Value of such Common Stock on the day of such exercise, as determined by the Committee. Optionees electing to pay all or part of the exercise price of an Option by delivery of Common Stock shall not be entitled to receive fractional shares to the extent, if any, that the Fair Market Value of such Common Stock exceeds such exercise price, but instead shall be entitled to cash in lieu thereof. To the extent that an Option Agreement so provides, payment may be made all or in part by delivery (on a form approved by the Committee) of an irrevocable direction to the Optionee’s securities broker to sell shares of Common Stock and to deliver all or part of the sale proceeds to the Corporation in payment of the aggregate exercise price and any taxes.

VIII. TERMS AND EXERCISE OF OPTIONS

1. The term of each Option granted hereunder shall be determined by the Committee, but in no event shall the term of an ISO be greater than ten (10) years from the date of grant or such shorter term as may be fixed by the Committee.

2. Each Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. The Option Agreement shall also specify the term of the Option. Subject to the preceding two sentences, the Committee at its sole discretion shall determine when all or any installment of an Option is to become exercisable and when an Option is to expire.

3. Notwithstanding the preceding paragraph, all outstanding Options shall immediately become exercisable in full in the event of a Change in Control.

IX. TERMINATION OF EMPLOYMENT

     Each Award Agreement shall set forth the extent to which the Grantee shall have the right to exercise the Award following termination of employment with Westamerica Bancorporation, and the right to exercise the Award of any executors or administrators of the Grantee’s estate or any person who has acquired such Award(s) directly from the Grantee by bequest or inheritance. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment.

X. NON-TRANSFERABILITY

     Unless the Award Agreement provides otherwise with respect to Awards other than ISOs, no Award may be transferred by a Grantee otherwise than by will or the laws of descent and distribution, and each Award may be exercised, during the Grantee’s lifetime, only by the Grantee.

XI. RESTRICTED PERFORMANCE SHARE GRANTS

1. The Committee shall also have the authority to award Restricted Performance Share Grants pursuant to agreements with such terms and conditions as it deems appropriate, consistent with the purposes of the Plan. In determining whether or not to award a Grant to a particular individual, the Committee shall consider the performance of Westamerica Bancorporation during the prior year and such individual’s performance during such year.

2. Such key Employees as shall be selected by the Committee in its sole discretion (hereinafter the “Grant Participants”) shall be eligible to receive Grants hereunder.

3. The provisions of this Plan applicable to Options shall apply to Grants where the context so permits and as necessary to carry out the purposes of the Plan, as determined by the Committee in its sole discretion.

4. A Grant shall become vested, in full or in installments, upon satisfaction of the conditions set forth in the Grant Agreement. The Committee in its sole discretion shall determine when all or any installment of a Grant is to vest and when a Grant is to expire or be terminated. Grants shall be made in the form of stock units based on the Fair Market Value of a share of Common Stock, and such Grants shall be settled in the form of cash or shares of Common Stock or any combination of both, and may be made in a lump sum or installments. The actual number of Grants eligible for settlement may be larger or smaller than the number included in the Grant Agreement, based on predetermined performance factors. Such performance factors may be established pursuant to the requirements of Section 162(m) of the Code and may include one or more of the following: (i) earnings, (ii) diluted earnings per share, (iii) revenue and revenue per diluted share, (iv) expenses, (v) share price, (vi) return on equity, (vii) return on equity relative to the average return on equity for similarly sized institutions, (viii) return on assets, (ix) return on assets relative to the average return on assets for similarly sized institutions, (x) efficiency ratio (operating expenses divided by operating revenues), (xi) net loan losses as a percentage of average loans outstanding, (xii) nonperforming assets and (xiii) non performing assets as a percentage of total assets, and may be calculated in accordance with the formula established for a “performance period.” A performance period shall be any period not exceeding 36 months, as determined by the Committee in its sole discretion. No key employee shall receive a Grant for more than 25,000 stock units with respect to a performance period. Before any shares of Common Stock and/or cash are paid with respect to a performance period that is intended to comply with Section 162(m) of the Code, the Committee shall certify in writing that the performance factors for such period have been satisfied.

5. All outstanding Grants shall immediately be deemed to be fully vested and the appropriate number of shares of Common Stock shall be issued to the Grantees in the event of a Change in Control.

XII. ADJUSTMENTS UPON CHANGES IN STOCK

Subject to all of the restrictions, conditions and performance criteria otherwise applicable to an Award, in the event (a) of an increase or decrease in the number of shares of Common Stock, (b) that shares of Common Stock shall be changed into or exchanged for a different number or kinds of shares of stock or other securities of the Corporation or of another corporation, whether through merger, consolidation, reorganization, recapitalization or otherwise, or (c) a stock dividend is paid to holders of Common Stock or a stock split or reverse stock split is effected, then the Committee shall conclusively determine the appropriate adjustments, if any, to (i) the number and type of shares or other securities appropriated for purposes of the Plan pursuant to Article III hereof but not yet covered by Awards, (ii) the number and type of shares or other securities subject to each Award then outstanding, (iii) the exercise price of each Award then outstanding, (iv) the maximum number and type of shares or other securities that may be made subject to ISOs and (v) the maximum number of and type of shares or other securities with respect to which Awards may be granted during any calendar year under the Plan, in each case, so that such adjustments do not constitute a modification within the meaning of Section 424 of the Code and only to the extent otherwise permitted under Sections 422 and 424 of the Code or, in the case of Awards intended to qualify as “performance based compensation” within the meaning of Section 162(m) of the Code in such a manner to not adversely affect such intended treatment.
     In the event of a Change in Control, then all outstanding Awards shall become fully vested and immediately exercisable.

XIII. RIGHTS AS A GRANTEE, SHAREHOLDER, OR EMPLOYEE

Nothing contained in the Plan, in any resolution adopted by the Board, in any approval by the shareholders of the Corporation or in any action taken by the Committee shall vest in any individual employed by the Corporation or by any Subsidiary the right to receive any Award under the Plan. No person shall acquire any rights as contemplated by or pursuant to the Plan unless and until a written Option Agreement, Award Agreement, or Grant Agreement shall have been duly executed on behalf of the Corporation by such officer and officers as the Committee shall designate for such purpose, delivered to the Grantee named therein, and executed by him. No person shall have any rights as a shareholder with respect to any shares covered by an Award until the date of the issuance of a stock certificate to the Grantee for such shares. Nothing contained in the Plan shall confer, and each Option Agreement, Award Agreement, or Grant Agreement shall expressly provide that the granting of an Award does not confer on any Employee any right to or guarantee of continued employment by Westamerica Bancorporation, or in any way limit the right of Westamerica Bancorporation to terminate the employment of any Employee at any time and for any reason.

XIV. OTHER PROVISIONS

Notwithstanding the express provisions of the Plan, any Award may be granted on such additional or more restrictive terms as the Committee shall deem advisable consistent with the Plan.

XV. REGISTRATION AND RESALE

The Plan, the shares of Common Stock subject thereto, and the Awards granted thereunder may, in the discretion of the Board, be registered under the Securities Act of 1933, as amended, or under the securities laws of any state. As a condition to the grant of any Award under the Plan or the issuance of shares of Common Stock upon the exercise thereof, the Committee may require that the Employee agree to comply with such provisions of Federal and State securities laws as may be applicable to such grant or issuance or the sale of shares acquired thereby and deliver to the Corporation a written agreement in form and substance satisfactory to the Corporation and its counsel implementing such agreement.

XVI. EFFECTIVE DATE, TERM AND SHAREHOLDER APPROVAL

The Plan shall become effective upon approval by the shareholders of the Corporation and shall remain in effect until April 26, 2022, unless it is sooner terminated by the Board. In any event the Plan shall terminate no later than April 26, 2022, and no Awards may be granted under the Plan thereafter.

XVII. AMENDMENT OF PLAN

The Board may at any time in its discretion terminate, suspend, revise, modify or amend the Plan in any manner whatsoever. An amendment of the Plan shall be subject to the approval of the shareholders of the Corporation only to the extent required by applicable laws, regulations or rules.

XVIII. TAXES

As a condition to the grant, exercise or settlement of an Award, the Employee shall make such arrangements as the Committee may require for the satisfaction of any federal, state or local tax obligations that may arise in connection with such grant, exercise or settlement. The Employee shall also make such arrangements as the Committee may require for the satisfaction of any federal, state or local tax obligations that may arise in connection with the disposition of shares acquired by exercising an Award. Such arrangements may include, without limitation, share withholding or the delivery of previously owned shares of Common Stock in accordance with the Committee’s rules.

This Plan is adopted this 26th day of April, 2012 (the “Effective Date”).

WESTAMERICA BANCORPORATION

By
Name

Its
Title

IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 12:01 a.m., Central Time, on April 26, 2012.

Vote by Internet
•	Log on to the Internet and enter www.investorvote.com/wabc
•	Follow the steps outlined on the secured website.

Vote by telephone
•	Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.
•	Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card
‚IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ‚

A	Proposals – The Board of Directors recommends a vote FOR all nominees listed, FOR Proposal 2, FOR Proposal 3, and FOR Proposal 4.

1.	Election of Directors:	For	Withhold		For	Withhold		For	Withhold
	01 - E. Allen	☐	☐	02 - L. Bartolini	☐	☐	03 - E.J. Bowler	☐	☐

	04 - A. Latno, Jr.	☐	☐	05 - P. Lynch	☐	☐	06 - C. MacMillan	☐	☐

	07 - R. Nelson	☐	☐	08 - D. Payne	☐	☐	09 - E. Sylvester	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	Approve a non-binding advisory vote on the compensation of our named executive officers.	☐	☐	☐	3.	Approve the 2012 Amended and Restated Stock Option Plan of 1995.	☐	☐	☐

4.	Ratification of Independent Auditors.	☐	☐	☐

B	Non-Voting Items
Change of Address — Please print new address below.	Meeting Attendance
	Mark box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name appears hereon. If acting as attorney, executor, trustee, or in other representative capacity, please sign name and title. Receipt is hereby acknowledged of the Proxy Statement for the Meeting and the Corporation’s Annual Report on Form 10-K for 2011.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

Admission to the Meeting

WESTAMERICA BANCORPORATION ANNUAL MEETING OF SHAREHOLDERS
11:00 A.M. PACIFIC TIME, THURSDAY, APRIL 26, 2012, FAIRFIELD CENTER FOR CREATIVE ARTS, FAIRFIELD, CALIFORNIA

Registered holders can avoid registration lines by marking the Meeting Attendance box to the right of your signature on your Proxy Card and returning it to Computershare Investor Services in the enclosed return envelope, or indicate your intent to attend through a toll free telephone vote or Internet vote.

Beneficial Owners holding their shares in a brokerage account or at a bank or other intermediary must proceed to the registration desk and provide the following evidence of ownership: 1) a Legal Proxy, which you can obtain from your bank or broker or other intermediary; or your shareholder statement dated on or after February 27, 2012, the Annual Meeting Record Date; and 2) a picture identification.

Because of seating limitations, no more than one guest will be allowed per shareholder.

‚IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ‚

Proxy — Westamerica Bancorporation
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF WESTAMERICA BANCORPORATION for the Annual Meeting of Shareholders on April 26, 2012

The undersigned holder hereby authorizes A. Latno, Jr., R. Nelson and E. Sylvester, each with full power of substitution, to represent and vote, as designated on the reverse side, all full and fractional shares of Common Stock of Westamerica Bancorporation which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of said corporation to be held at the Fairfield Center for Creative Arts, 1035 West Texas Street, Fairfield, California at 11:00 a.m., Pacific Time, on Thursday, April 26, 2012 upon the matters set forth on the reverse side of this Proxy and described in the accompanying Proxy Statement and upon such other business as may properly come before the meeting or any postponement or adjournment thereof.

The Proxy, when properly executed will be voted as directed herein by the undersigned shareholder. If no direction is indicated, this Proxy will be voted FOR ALL NOMINEES, FOR Proposal 2, FOR Proposal 3, and FOR Proposal 4 and at the direction of the Proxies on all other matters which may properly come before the meeting.

If you are a participant in the Westamerica Bancorporation Tax Deferred Savings/Retirement Plan (the “Plan”), you may direct the Trustee of the Plan to vote all full and fractional shares of Westamerica Bancorporation common stock standing to your credit of your individual account(s) (from the Supplemental Retirement Plan Account, Employer Matching Contributions and Employee Contributions) as of February 27, 2012. The Board of Directors of Westamerica Bancorporation recommends a vote FOR ALL NOMINEES, FOR Proposal 2, FOR Proposal 3, and FOR Proposal 4. Please instruct the Trustee how to vote on these proposals by indicating your selection on the reverse of this Proxy card.

If the Trustee does not receive written instructions from you before 12:01 a.m., Central Time, on April 24, 2012, it will vote all the shares for which you are entitled to provide instruction in the same proportion as shares for which instructions are received.

PLEASE MARK, SIGN, DATE, AND MAIL THIS PROXY PROMPTLY, USING THE ENCLOSED ENVELOPE.

(Continued, and to be signed on the other side)